FINANCING AGREEMENT

                     The CIT Group/Commercial Services, Inc.

                              (as Agent and Lender)

                                       And

                            Fleet Capital Corporation

                                  (as Lenders)

                                       And

                                   Toymax Inc.

                                       And

                               Go Fly A Kite, Inc.

                                       And

                          Monogram International, Inc.

                                       And

                                 Funnoodle, Inc.

                                 (as Borrowers)

                            Dated: December __, 2000
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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SECTION 1.     Definitions...................................................1
SECTION 2.     Conditions Precedent.........................................15
SECTION 3.     Revolving Loans..............................................19
SECTION 4.     Intentionally Omitted........................................27
SECTION 5.     Letters of Credit............................................27
SECTION 6.     Collateral...................................................29
SECTION 7.     Representations, Warranties and Covenants....................32
SECTION 8.     Interest, Fees and Expenses..................................40
SECTION 9.     Powers.......................................................47
SECTION 10.    Events of Default and Remedies...............................47
SECTION 11.    Termination..................................................51
SECTION 12.    Miscellaneous................................................51
SECTION 13.    Agreement Among the Lenders..................................53
SECTION 14.    Agency.......................................................55

EXHIBIT

Exhibit A - Form of Revolving Credit Note
Exhibit B - Form of Assignment and Transfer Agreement

SCHEDULES

Schedule 1 - Revolving Credit Commitments to Agent
Schedule 2 - Collateral Information
Schedule 3 - Permitted Encumbrances on [Inventory and Equipment}
Schedule 4 - Disbursement Loan Account
Schedule 5 - License Agreements
Schedule 6 - Litigation

      THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation, with offices located at 1211 Avenue of the Americas, New York, New York 10036 (hereinafter "CIT"), FLEET CAPITAL CORPORATION, a Rhode Island corporation, with offices located at 300 Broad Hollow Road, Melville, New York 11747 ("Fleet") and CIT as agent for the lenders (the "Agent"), and any other party which now or hereafter becomes a lender hereunder pursuant to Section 13 hereof (individually a "Lender" and collectively the "Lenders") are pleased to confirm the terms and conditions under which the Lenders shall make revolving loans, and other financial accommodations to TOYMAX INC., a New York corporation with a principal place of business at 125 East Bethpage Rd., Plainview, New York 11803 (herein "Toymax"), MONOGRAM INTERNATIONAL, INC., a Delaware corporation with a principal place of business at 12395 75th Street North, Largo, Florida 33773 ("Monogram"), GO FLY A KITE, INC., a Delaware corporation with a principal place of business at 385 Town Street, East Haddam, Connecticut 06423 (herein "GFK") and FUNNOODLE, INC., a Delaware corporation, with a principal place of business at 125 East Bethpage Rd., Plainview, New York 11803 (herein "Funnoodle", and together with Toymax, Monogram and GFK individually a "Company" and collectively, the "Companies").

SECTION 1. Definitions

      Accounts shall mean all of each of the Companies' now existing and future:
(1) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by, or arising from, all of each of the Companies' sales, leases, rentals of goods or renditions of services to their customers, including but not limited to, those accounts arising under any of the Companies' trade names or styles, or through any of the Companies' divisions;
(2) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (3) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (4) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (5) reserves and credit balances arising in connection with or pursuant hereto; (6) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (7) insurance policies or rights relating to any of the foregoing; (8) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (9) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Companies or any one of them; and
(10) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

      Agent Permitted Overadvances shall have the meaning provided for in
Section 14.10 of the Financing Agreement.

      Anniversary Date shall mean the date occurring three (3) years from the Closing Date and the same date in every year thereafter.

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      Assignment of Credit Balances Agreements shall mean the Toymax Assignment of Credit Balances Agreement and the Funnoodle Assignment of Credit Balances Agreement.

      Assignment and Transfer Agreement shall mean the Assignment and Transfer Agreement in the form of Exhibit B hereto.

      Availability shall mean, as to the Companies at any time of calculation, the amount by which: (1) the aggregate amount of the Companies' Borrowing Bases exceeds (2) the sum of (1) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to Revolving Loans, but excluding the Letters of Credit, and (2) the Availability Reserve.

      Availability Reserve shall mean, as to the Companies, the sum of: (1) (1) two (2) months rental payments or similar charges for the Companies' leased premises or other Collateral locations for which any Company has not delivered to the Agent a landlord's waiver in form and substance reasonably satisfactory to the Agent, plus (2) two (2) months estimated payments plus any other fees or charges owing by any Company to any applicable warehousemen or third party processor (as determined by the Agent in its reasonable business judgement), provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) delivery to the Agent of any such acceptable waiver, (y) the opening or closing of a Collateral location and/or (z) any change in the amount of rental, storage or processor payments or similar charges; and (2) any reserve which the Agent may reasonably require from time to time pursuant to this Financing Agreement, including without limitation, for Letters of Credit pursuant to Paragraph 5.1 of Section 5 hereof; and (3) such other reasonable reserves as the Agent deems necessary in its commercially reasonable judgment as a result of (x) negative forecasts and/or trends in the Companies' business, industry, prospects, profits, operations or financial condition or (y) other issues, circumstances or facts that could otherwise negatively impact the Companies, their business, prospects, profits, operations, industry, financial condition or assets.

      Borrowing Base shall mean, as to any Company, the sum of (1) eighty percent (80%) of such Company's aggregate outstanding Eligible Accounts Receivable, less 1% for every 1% of dilution of Accounts over 10% for the trailing 12 month period, plus (2) the lesser of (1) forty percent (40%) of the aggregate value of such Company's Eligible Inventory, valued at the lower of cost or market, on a first in, first out basis, as determined by Agent or (2) the Inventory Loan Cap.

      Borrowing Base Certificate shall mean a certificate to be executed and delivered from time to time by Companies, setting forth the Companies calculation of the then existing Borrowing Base, in form and substance satisfactory to Agent.

      Business Day shall mean any day on which the Agent and The Chase Manhattan Bank are open for business.

      Capital Expenditures shall mean, for any period, the aggregate expenditures of the Companies during such period on account of, property, plant, equipment or similar fixed assets
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that, in conformity with GAAP, are required to be reflected in the balance sheet of the Companies.

      Capital Improvements shall mean operating Equipment and facilities (other than land) acquired or installed for use in any of the Companies' business operations.

      Capital Lease shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure in the balance sheet of the Companies.

      Change of Control shall mean the Parent shall cease to retain voting control over all classes of voting stock of Toymax, Monogram, GFK or Funnoodle, provided, however, that if, subject to the terms of this Agreement, substantially all of the stock or assets of any one of Monogram, GFK or Funnoodle are sold or merged, such transaction shall not be a Change of Control.

      Chase Bank Rate shall mean the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

      Chase Bank Rate Loans shall mean any Revolving Loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

      Closing Date shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to the Agent.

      Collateral shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Real Estate, Investment Property and Other Collateral of each of the Companies and all proceeds and products thereof.

      Collection Days shall mean with respect to non-factored Accounts four (4) Business Days to provide for the deposit, clearance and collection of checks or other instruments representing the proceeds of Collateral, the amount of which has been credited to the Companies' Revolving Loan Account, and for which interest may be charged on the aggregate amount of such deposits, at the rate provided for in Paragraph 8.1 of Section 8 of this Financing Agreement.

      Commitment shall mean each Lender's commitment to make Revolving Loans and participate in Letters of Credit in accordance with the terms of this Financing Agreement (the "Revolving Credit Commitment") in the amount set forth in
Schedule 1 hereto or the Assignment and Transfer Agreement executed by such Lender.

      Combined Balance Sheet shall mean a combined balance sheet for the Companies, eliminating all inter-company transactions and prepared in accordance with GAAP.

      Combining Balance Sheet shall mean a Combined Balance Sheet plus individual balance sheets for each of the Companies, showing all eliminations of inter-company transactions all prepared in accordance with GAAP.

      Copyrights shall mean all of each of the Companies' present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

      Craft shall mean Craft Expressions, Inc., a New York corporation, and its successors and assigns.

      Default shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

      Default Letter of Credit Guaranty Fee shall mean a fee which is two percent (2%) more than the amount payable with respect to documentary letters of credit and standby letters of credit, respectively, as set forth in Paragraph
8.3 of Section 8 hereof.

      Default Rate of Interest shall mean a rate of interest per annum on any Obligations hereunder, equal to the sum of: (1) two percent (2%) and (2) the applicable increment over the Chase Bank Rate (as set forth in paragraph 8.1 hereof) plus the Chase Bank Rate, or the applicable increment over the LIBOR Rate (as set forth in paragraph 8.14 hereof) plus the LIBOR Rate, which the Agent shall be entitled to charge the Companies on all Obligations due the Agent on behalf of the Lenders by the Companies, as further set forth in Paragraph
10.2 of Section 10 of this Financing Agreement.

      Depository Accounts shall mean the collection accounts, which are subject to the Agent's instructions, as specified in Paragraph 3.4 of Section 3 of this Financing Agreement.

      Documents of Title shall mean all of each of the Companies' present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

      Early Termination Date shall mean the date on which the Companies or any one of them terminates this Financing Agreement or the Revolving Line of Credit which date is prior to an Anniversary Date. Notice of termination, as aforesaid, by any one Company shall be deemed to be notice by the Companies for purposes hereof.

      Early Termination Fee shall mean the fee in the amount of $100,000 that the Agent on behalf of the Lenders is entitled to charge the Companies in the event the Companies or any one of them terminates the Revolving Line of Credit or this Financing Agreement on a date prior to an Anniversary Date.

      EBITDA shall mean, in any period, all earnings of the Companies on a combined basis for said period before all interest and tax obligations, depreciation and amortization of the Companies on a combined basis for said period, all determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Parent and its consolidated subsidiaries, but excluding the effect of extraordinary or non-reoccurring gains or losses for such period as determined in accordance with GAAP.

      Eligible Accounts Receivable shall mean, as to any Company, the gross amount of such Company's Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Agent, on behalf of the Lenders, except for the Trade Accounts Receivable of Toymax and Funnoodle all of which are subject to the prior lien of CIT under the Toymax Factoring Agreement and the Funnoodle Factoring Agreement, respectively, which conform to the warranties contained herein and which, at all times, continue to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of: (1) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (2) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (1) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which such Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to the Agent's satisfaction in the exercise of its reasonable business judgment; (2) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America, or (y) to customers residing in Canada; (3) Accounts not credit approved by CIT that remain unpaid more than sixty (60) days from due date; (4) Accounts subject to offset; (5) sales to Parent, any other Company, any subsidiary, or to any company affiliated with the Companies or Parent in any way; (6) bill and hold (deferred shipment) or consignment sales; (7) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to the Agent or has a credit rating unacceptable to the Agent; (8) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer not credit approved by CIT are unpaid more than sixty (60) days from due date; (9) pre-billed receivables and receivables arising from progress billing; (10) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (11) sales not payable in United States currency; and (12) any other reasons deemed necessary by the Agent in its reasonable judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of the Agent and/or the Lenders; provided however, that notwithstanding anything to the contrary contained in this definition of Eligible Accounts Receivable, Trade Accounts Receivable with respect to which CIT has assumed and retains the credit risk under the Factoring Agreements shall be Eligible Accounts Receivable. As long as Fleet owns at least fifty percent (50%) of the outstanding Revolving Loans, Fleet shall have the right to require the Agent to take an appropriate reserve for Accounts which would be deemed ineligible under standard practice in the commercial finance industry.

      Eligible Inventory shall mean, as to any Company, the gross amount of such Company's Inventory that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Agent, on behalf of the Lenders, and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, any (1) work-in-process, (2) supplies (other than raw materials), (3) Inventory not present in the United States of America, (4) Inventory returned or rejected by any of the Company's customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to a Company's suppliers, (5) Inventory in transit to third parties (other than a Company's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Agent) and the Agent shall have a first priority perfected security interest in such Inventory, (6) Inventory subject to a License Agreement, unless the licensor party thereto has executed and delivered to the Agent a licensor agreement in form and substance satisfactory to the Agent and the Agent shall have a first perfected security interest in such inventory and
(7) less any reserves required by the Agent in its reasonable discretion, including without limitation for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes. As long as Fleet owns at least fifty percent (50%) of the outstanding Revolving Loans, Fleet shall have the right to require the Agent to take an appropriate reserve for Inventory which would be deemed ineligible under standard practice in the commercial finance industry.

      Equipment shall mean all of each Companies' present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

      ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

      Eurocurrency Reserve Requirements for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal fraction) in effect with respect to the Agent and/or any present or future Lender or participant on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by the Agent and/or any such Lenders or participants (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

      Event(s) of Default shall have the meaning provided for in Section 10 of this Financing Agreement.

      Factoring Agreements shall mean the Funnoodle Factoring Agreement and the Toymax Factoring Agreement.

      Fiscal Quarter shall mean, with respect to the Companies, each three (3) month period ending on June 30, September 30, December 31, and March 31 of each Fiscal Year.

      Fiscal Year shall mean each twelve (12) month period commencing on April 1 of each year and ending on the following March 31.

      Fleet shall mean Fleet Capital Corporation, a Rhode Island corporation, and its successors and assigns.

      Funnoodle shall mean Funnoodle, Inc., a Delaware corporation, and its successors and assigns.

      Funnoodle Assignment of Credit Balances Agreement shall mean the Assignment of Factoring Credit Balance Agreement executed on or about the date hereof by and among Funnoodle and CIT, in its capacity as factor under the Funnoodle Factoring Agreement and as Agent hereunder.

      Funnoodle Factoring Agreement shall mean the Collection Factoring Agreement dated on or about the date hereof between CIT and Funnoodle, as amended, supplemented or otherwise modified from time to time.

      GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Companies modify their accounting principles and procedures as applied as of the Closing Date, the Companies shall provide to the Agent and the Lenders such statements of reconciliation as shall be in form and substance acceptable to the Agent and the Lenders.

      GFK shall mean Go Fly a Kite, Inc., a Delaware corporation, and its successors and assigns.

      General Intangibles shall mean all of each of the Companies' present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (1) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (2) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (3) Copyrights, (4) trade secrets, (5) licenses, permits and franchises, (6) all applications with respect to the foregoing, (7) all right, title and interest in and to any and all extensions and renewals, (8) goodwill with respect to any of the foregoing, (9) any other forms of similar intellectual property, (10) all customer lists, distribution agreements, supply agreements, blue prints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, (11) all monies and claims for monies due or to become due under the Factoring Agreements, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between any Company and any licensee of any such Company's General Intangibles.

      Guaranties shall mean the guaranty documents executed and delivered by the Guarantors guaranteeing the Obligations.

      Guarantors shall mean (1) the Parent, (2) each of the Companies and (3) Craft.

      Hedging Debt shall mean have the meaning provided for in the definition "Obligations".

      Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (1) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (2) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

      Insurance Proceeds shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

      Interest Period shall mean:

      (1) with respect to any initial request by any of the Companies for a LIBOR Loan, a one month, two month or three month period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two or three months thereafter, as applicable; and

      (2) thereafter with respect to any continuation of, or conversion to, a LIBOR Loan, at the option of any of the Companies, any one month, two month or three month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two or three months thereafter, as applicable;

      provided that, the foregoing provisions relating to Interest Periods are subject to the following:

      (1) if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would extend such payment into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

      (2) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

      (3) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) Chase Manhattan Bank quotes an applicable rate or the

Agent determines LIBOR, as provided in the definition of LIBOR, (y) the LIBOR determined by Chase Manhattan Bank or the Agent will adequately and fairly reflect the cost of maintaining or funding its loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the earlier of Anniversary Date or the last day of the then current term of this Financing Agreement. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the Companies shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Chase Bank Rate.

      Inventory shall mean all of each of the Companies' present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

      Inventory Loan Cap shall mean the amount of $7,500,000.

      Investment Property shall have the meaning as defined in the UCC.

      Issuing Bank shall mean the bank issuing Letters of Credit for the Companies which shall be Fleet Bank as long as Fleet remains a Lender unless Fleet Bank elects not to issue a Letter of Credit.

      Lender and Lenders shall have the meaning set forth in the introductory paragraph of this Agreement.

      Ledger Debt shall mean all indebtedness of the Companies to CIT on accounts arising from the sale of goods or services purchased by the Companies from any entity factored or financed by CIT.

      Letters of Credit shall mean all letters of credit issued with the assistance of the Agent in accordance with Section 5 hereof by the Issuing Bank for or on behalf of a Company.

      Letter of Credit Guaranty shall mean the guaranty delivered by the Agent, on behalf of the Lenders, to the Issuing Bank of any Company's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

      Letter of Credit Guaranty Fee shall mean the fee the Agent may charge the Companies under Paragraph 8.3 of Section 8 of this Financing Agreement for: (1) issuing a Letter of Credit Guaranty, and/or (2) otherwise aiding the Companies, or any one of them, in obtaining Letters of Credit, all pursuant to Section 5 hereof.

      Letter of Credit Sub-Line shall mean the commitment of the Agent to assist the Companies in obtaining Letters of Credit, pursuant to Section 5 hereof, in an aggregate amount of $3,500,000.

      LIBOR shall mean, at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to: (1) at the Agent's election (1) the applicable LIBOR quoted to the Agent by The Chase Manhattan Bank (or any successor thereof), or (2) the rate of interest determined by the Agent at which deposits in U.S. dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that, if at least two such offered rates appear on the Telerate System at Page 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by the Agent) will be the rate used; divided by (2) a number equal to
1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period.

      LIBOR Lending Office with respect to the Agent, shall mean the office of The Chase Manhattan Bank, or any successor thereof, maintained at 270 Park Avenue, New York, NY 10017.

      LIBOR Loan shall mean any Revolving Loans made pursuant to this Financing Agreement which are made or maintained at a rate of interest based upon LIBOR, provided that (1) no Default or Event of Default has occurred hereunder, which has not been waived in writing by the Required Lenders, and (2) no LIBOR Loan shall be made with an Interest Period that ends subsequent to an Anniversary Date or any applicable Early Termination Date.

      License Agreement shall mean a license agreement between a licensor of popular characters, trademarks and/or other intellectual property and any Company.

      Loan Documents shall mean this Financing Agreement, the Revolving Credit Notes, the Factoring Agreements, the mortgages and or deeds of trust, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

      Loan Origination Fee shall mean the fee payable to the Agent and the Lenders (as applicable) in accordance with, and pursuant to, the provisions of Paragraph 8.7 of Section 8 of this Financing Agreement.

      Monogram shall mean Monogram International, Inc., a Delaware corporation, and its successors and assigns.

      Obligations shall mean all Revolving Loans, advances and extensions of credit made or to be made by the Agent and/or the Lenders to the Companies, or any one of them, or to others for the Companies' account (including, without limitation, all Revolving Loans and Letter of Credit Guaranties); any and all indebtedness and obligations which may at any time be owing by the Companies or any one of them to the Agent and/or the Lenders howsoever arising, whether now in existence or incurred by the Companies or any one of them from time to time hereafter; whether principal, interest, fees, costs, expenses or otherwise; whether secured by pledge, lien upon or security interest in any of the Companies' Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies are liable to the Agent and/or the Lenders for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to the Agent and/or the Lenders by the Companies or any one of them under any Loan Document or under any other agreement or arrangement now or hereafter entered into between the Companies and the Agent and/or the Lenders, including, without limitation all indebtedness of any Company to any Lender or affiliate thereof arising from or relating to any instrument, document or agreement to which such Company is a party, or by which it or its property is bound, and which is designed to hedge or protect against interest rate fluctuations, such as interest rate swaps, interest rate caps, interest rate collars, and similar kinds of interest hedging products (any such indebtedness hereinafter referred to as "Hedging Debt"); indebtedness or obligations incurred by, or imposed on, the Agent and/or the Lenders as a result of environmental claims arising out of any of the Companies' operations, premises or waste disposal practices or sites in accordance with paragraph 7.7 hereof; the Companies' liability to the Agent and/or the Lenders as maker or endorser of any promissory note or other instrument for the payment of money; the Companies' liability to the Agent and/or the Lenders under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent and/or the Lenders may make or issue to others for the Companies' account, including any Letter of Credit Guaranty or other accommodation extended by CIT with respect to applications for Letters of Credit, the Agent and/or the Lender's acceptance of drafts or the Agent and/or the Lender's endorsement of notes or other instruments for the Companies' account and benefit. Obligations shall include Ledger Debt.

      Other Collateral shall mean all of each of the Companies' now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all cash and other monies and property in the possession or control of the Agent and/or any of the Lenders; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

      Out-of-Pocket Expenses shall mean all of the Agent's (and the Lenders' upon the occurrence of an Event of Default which is not waived by the Required Lenders) present and future expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on the Agent due to returned items and "insufficient funds" of deposited checks and the Agent's standard fees relating thereto, any amounts paid by, incurred by or charged to, the Agent and/or the Lenders by the Issuing Bank under a Letter of Credit Guaranty or a Company's reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Agent's standard fees relating to the Letters of Credit and any drafts thereunder, reasonable travel, lodging and similar expenses of the Agent's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, all reasonable counsel fees and disbursements including those incurred in connection with the negotiation, preparation, execution or delivery of the Loan Documents or the transactions or Collateral thereunder or in connection with the modification or enforcement thereof or protection of or realization upon the Collateral, fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Paragraph 10.3 of Section 10 of this Financing Agreement.

      Overadvance Rate shall mean a rate equal to one percent (1%) per annum in excess of the applicable contract rate of interest determined in accordance with
Section 8, Paragraph 8.1(a) of this Financing Agreement.

      Overadvances shall mean the amount by which (1) the sum of all outstanding Revolving Loans, Letters of Credit and advances made to the Companies hereunder exceed (2) the aggregate Borrowing Bases of the Companies.

      Parent shall mean Toymax International, Inc., a Delaware corporation and its successors and assigns.

      Patents shall mean all of each of the Companies' present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Companies or any one of them, and all income, royalties, cash and non-cash proceeds thereof.

      Permitted Encumbrances shall mean: (1)liens granted to CIT as of the date hereof pursuant to the terms of the Factoring Agreements; (2) liens existing on the date hereof as set forth on Schedule 3 hereto and other liens expressly permitted, or consented to in writing by the Agent and the Required Lenders; (3) Purchase Money Liens; (4) liens of local or state authorities for franchise or other like Taxes, provided that the aggregate amounts of such liens shall not exceed $250,000.00 in the aggregate at any one time; (5) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by each of the Companies, as applicable, in accordance with GAAP; (6) deposits made (and the liens thereon) in the ordinary course of business of any of the Companies (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (7) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by any of the

Companies of its business or property so encumbered and (B) in the reasonable business judgment of the Agent do not materially and adversely affect the value of such Real Estate; (8) liens granted the Agent by the Companies or any one of them; (9) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $100,000.00 (other than liens bonded or insured to the reasonable satisfaction of the Agent); and (10) tax liens which are not yet due and payable or which are being diligently contested in good faith by the Companies by appropriate proceedings, and which liens are not (x) filed on any public records, (y) other than with respect to Real Estate, senior to the liens of the Agent or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in paragraph 7.6 hereof.

      Permitted Indebtedness shall mean: (1) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (2) any indebtedness under any License Agreement; (3) the Indebtedness secured by Purchase Money Liens; (4) Indebtedness arising under the Letters of Credit and this Financing Agreement; (5) deferred Taxes; (6) other expenses incurred in the ordinary course of business; (7) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to the Agent and the Lenders or otherwise disclosed to the Agent and the Lenders in writing prior to the Closing Date; and (8) up to $1,000,000 of other unsecured Indebtedness.

      Pledge Agreement shall mean the Pledge and Security Agreement[s] executed and delivered by the Parent and Toymax in favor of Agent on or about the date hereof, as the same may be hereafter amended, modified, supplemented or restated from time to time.

      Post-Closing Fees shall mean subsequent to the Closing Date, the Agent's then standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

      Pro Rata Share shall mean, with respect to any Lender, a fraction expressed as a percentage, the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be all of the Lenders' Commitments, as adjusted from time to time in accordance with Paragraph 13.9 of
Section 13 hereof , provided, that, upon the effective date of termination of this Financing Agreement, the numerator shall be the unpaid amount of such Lender's Revolving Loans and its interest in the Letters of Credit and the denominator shall be the aggregate amount of all unpaid Revolving Loans and Letters of Credit.

      Purchase Money Liens shall mean liens on any item of Equipment acquired after the date of this Financing Agreement provided that (1) each such lien shall attach only to the property to be acquired and (2) a description of the Equipment so acquired is furnished to the Agent.

      Real Estate shall mean each of the Companies' fee and/or leasehold interests in the real property.

      Required Lenders shall mean the Lenders holding aggregate Commitments under this Financing Agreement in an amount of 51% or more.

      Revolving Credit Note shall mean the note, in the form of Exhibit A hereto, executed and delivered by the Companies to each of the Lenders to evidence such Lender's Pro Rata share of the Revolving Loans pursuant to, and repayable in accordance with, the provisions of Section 3 of this Financing Agreement.

      Revolving Line of Credit shall mean the aggregate amount up to which the Lenders may in their sole discretion make Revolving Loans and advances pursuant to Section 3 of this Financing Agreement and issue Letters of Credit Guaranties pursuant to Section 5 hereof to the Companies, in the aggregate amount of $40,000,000.

      Revolving Loan Account shall mean the accounts on the Agent's books, in each Company's name in which each Company will be charged with all applicable Obligations under this Financing Agreement.

      Revolving Loans shall mean the Revolving Loans and advances made, from time to time, to or for the account of each of the Companies by the Agent on behalf of the Lenders pursuant to Section 3 of this Financing Agreement.

      Settlement Date shall mean the date, weekly, and more frequently, at the discretion of the Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Loans, that the Agent and the Lenders shall settle amongst themselves so that (x) the Agent shall not have, as the Agent, any money at risk and (y) on such Settlement Date each of the Lenders shall have a Pro Rata Share of all outstanding Revolving Loans and Letters of Credit, provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

      Settlement Period shall have the meaning set forth in Paragraph 3.1(d) of
Section 3.

      Taxes shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Companies with respect to their business, operations, Collateral or otherwise.

      Total Assets shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Parent and its consolidated subsidiaries.

      Total Liabilities shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Parent and its consolidated subsidiaries.

      Toymax shall mean Toymax Inc., a New York corporation, and its successors and assigns.

      Toymax Assignment of Credit Balances Agreement shall mean the Assignment of Factoring Credit Balances Agreement executed on or about the date hereof by and among Toymax and CIT, in its capacity as factor under the Toymax Factoring Agreement and as Agent hereunder.

      Toymax Factoring Agreement shall mean the Collection Factoring Agreement dated February 2, 1999 between CIT (as assignee of Congress Financial Corporation (successor by merger to Congress Talcott Corporation)) and Toymax, as amended, supplemented or otherwise modified from time to time.

      Trade Accounts Receivable shall mean that portion of each of the Companies' Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of the Companies' business.

      Trademarks shall mean all of each of the Companies' present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

      UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of New York.

      Working Day shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

SECTION 2. Conditions Precedent

      2.1. The right of the Companies to request the initial Revolving Loans hereunder is subject to the satisfaction of, extension of or waiver in writing of, on or prior to, the Closing Date, the following conditions precedent:

      (1) Revolving Credit Notes - The Companies shall have executed and delivered to each of CIT and Fleet a Revolving Credit Note in the principal amount of $20,000,000.

      (2) Lien Searches - the Agent shall have received tax, judgment and Uniform Commercial Code searches satisfactory to the Agent for all locations presently occupied or used by each of the Companies.

      (3) Casualty Insurance - Each of the Companies shall have delivered to the Agent evidence satisfactory to the Agent that casualty insurance policies listing the Agent as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 7.5 of
Section 7 of this Financing Agreement.

      (4) UCC Filings - Any financing statements required to be filed in order to create, in favor of the Agent, on behalf of the Lenders, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Agent for the benefit of the Lenders a perfected lien on the Collateral. The Agent shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made) and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

      (5) Board Resolutions - The Agent shall have received a copy of the resolutions of the Board of Directors of each of the Companies and the Guarantors (as the case may be) authorizing the execution, delivery and performance of (1) this Financing Agreement, (2) the Guaranties, and (3) any related agreements, in each case certified by the Secretary or Assistant Secretary of each of the Companies and the Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Companies and the Guarantors (as the case may be) as to the incumbency and signature of the officers of each of the Companies and/or the Guarantors executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

      (6) Corporate Organization - The Agent shall have received (1) a copy of the Certificate of Incorporation of each of the Companies and the Guarantors certified by the Secretary of State of the states of their incorporation, and
(2) a copy of the By-Laws of each of the Companies certified by the respective Secretary or Assistant Secretary thereof, all as amended through the date hereof.

      (7) Officer's Certificates - The Agent shall have received an executed Officer's Certificate of each of the Companies, satisfactory in form and substance to the Agent, certifying that (1) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (2) each of the Companies are in compliance with all of the terms and provisions set forth herein; and (3) no Default or Event of Default has occurred.

      (8) Opinions - Counsel for the Companies and the Guarantors shall have delivered to the Agent on behalf of the Lenders opinions satisfactory to the Agent opining, inter alia, that, subject to the (1) filing, priority and remedies provisions of the Uniform Commercial Code, (2) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (3) the equity powers of a court of law and (4) such other matters as may be agreed upon with the Agent; this Financing Agreement, the Guaranty and all other Loan Documents of each of the Companies and the Guarantors are (A) valid, binding and enforceable according to their terms, (B) are duly authorized, executed and delivered, and
(C) do not violate any terms, provisions, representations or covenants in the charter or by-laws of each of the Companies or the Guarantors or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other contract to which the Companies, or any one of them, or the Guarantors are signatories or by which the Companies, or any one of them, or the Guarantors or their assets are bound.

      (9) Absence of Default - No Default or Event of Default shall have occurred and no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of any of the Companies or the Parent, in the case of Toymax, Funnoodle, GFK and the Parent since March 31, 2000 and in the case of Monogram since September 30 2000.

      (10) Legal Restraints/Litigation - As of the Closing Date, except as listed in Schedule G, there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Companies or any one of them, Parent or the Guarantors or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against the Companies or any one of them or the Guarantors or their assets, which, in the opinion of the Agent, if adversely determined, could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies or any one of them and/or the Guarantors.

      (11) Guaranties - The Guarantors shall have executed and delivered to the Agent guaranties, in form acceptable to the Agent, guaranteeing all present and future Obligations of the Companies.

      (12) Cash Budget Projections - The Agent shall have received, reviewed and been satisfied with a twelve (12) month cash budget projection prepared by each of the Companies on the form satisfactory to the Agent.

      (13) Trademark Collateral Assignment and Security Agreements - Each of Toymax, GFK and Monogram shall have executed and delivered to the Agent on behalf of the Lenders a Trademark Collateral Assignment and Security Agreement together with a duly executed special power of attorney with respect thereto, all in form and substance satisfactory to the Agent.

      (14) Patent Collateral Assignment and Security Agreement - Toymax shall have executed and delivered to the Agent on behalf of the Lenders a Trademark Collateral Assignment and Security Agreement together with a duly executed special power of attorney, all in form and substance satisfactory to the Agent.

      (15) General Security Agreements - Each of the Parent and Craft shall have executed and delivered to the Agent on behalf of the Lenders a General Security Agreement in form and substance satisfactory to the Agent.

      (16) Pledge Agreements - Parent and Toymax, as the case may be, shall (1) execute and deliver to the Agent on behalf of the Lenders a Pledge and Security Agreement pledging to the Agent on behalf of the Lenders as additional collateral for the Obligations of the Companies not less than 100% of the issued and outstanding stock of each of the Companies, not less than 75% of the stock of Craft and, (2) deliver to the Agent on behalf of the Lenders the stock certificates evidencing such stock together with duly executed stock powers (undated and in-blank) with respect thereto, all in form and substance satisfactory to the Agent.

      (17) Funnoodle Factoring Agreement - Funnoodle shall have executed and delivered to CIT a Collection Factoring Agreement in form and substance satisfactory to CIT.

      (18) Assignment of Factoring Credit Balance Agreements - Toymax shall have executed and delivered to the Agent the Toymax Assignment of Factoring Credit Balances Agreement and Funnoodle shall have executed and delivered to the Agent the Funnoodle Assignment of Factory Credit Balances Agreement.

      (19) Additional Documents - Each of the Companies shall have executed and delivered to the Agent all Loan Documents necessary (as determined by Agent) to consummate the lending arrangement contemplated between the Companies, the Agent and the Lenders.

      (20) Disbursement Authorization - The Companies shall have delivered to the Agent all information necessary for the Agent and the Lenders to issue wire transfer instructions on behalf of each of the Companies for the initial and subsequent Revolving Loans to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agent.

      (21) Examination & Verification - The Agent and each of the Lenders shall have completed, to their respective satisfaction, an examination and verification of the Accounts, Inventory, financial statements, books and records of each of the Companies which examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made at closing, the Companies shall have an aggregate opening additional Availability of at least $5,000,000, as evidenced by a Borrowing Base Certificate delivered by each of the Companies to the Agent as of the Closing Date. It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Companies' business and consistent with their past practice.

      (22) Depository Accounts - Each of the Companies shall have established a system of lockbox and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral as shall be acceptable to the Agent in all respects. Such accounts shall be subject to three party agreements (between the Companies, the Agent and the depository bank), which shall be in form and substance satisfactory to the Agent. So long as Fleet remains a Lender, a lock box and blocked account shall be maintained by the Companies at Fleet Bank as long as Fleet Bank elects.

      (23) Termination of Existing Credit Agreement - Toymax' and GFK's existing credit agreement with State Street Bank shall be: (1) terminated; (2) all obligations of the Companies and/or the Guarantors thereunder shall be paid or satisfied in full, including through utilization of the proceeds of the initial Revolving Loans to be made under this Financing Agreement; and (3) all liens or security interests in favor of State Street Bank on the Collateral and otherwise in connection therewith shall be terminated and/or released upon such payment.

      (24) Equity Investment - Parent and/or the Companies shall provide the Agent with documentation evidencing a cash contribution to the capital of the Parent in the amount of $4,000,000 and the contribution of such cash contribution by the Parent to one or more of the Companies.

      (25) Schedules - The Companies or their counsel shall provide the Agent with schedules of: (a) any of the Companies' (i) Trademarks, (ii) Patents, and
(iii) Copyrights, as applicable and all in such detail as to provide appropriate recording information with respect thereto, (b) any tradenames, (c) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed, and (d) Permitted Liens, all of the foregoing in form and substance satisfactory to the Agent.

Upon the execution of this Financing Agreement and the initial disbursement of Revolving Loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Companies and the Agent shall otherwise agree in writing.

      2.2. Conditions to Each Extension of Credit

            Subject to the terms of this Financing Agreement, including without limitation the Agent's rights pursuant to paragraph 10.2 of Section 10 hereof, any extension of credit requested to be made by the Agent to any of the Companies on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

            (1) Representations and Warranties - Each of the representations and warranties made by each of the Companies in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

            (2) No Default - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

            (3) Borrowing Base - Except for Agent Permitted Overadvances and except as may be otherwise agreed to from time to time by the Agent, the Required Lenders and the Companies in writing, after giving effect to the extension of credit requested to be made by any of the Companies on such date, the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by the Companies will not exceed the lesser of (1) the Revolving Line of Credit or (2) the aggregate amount of the Companies' Borrowing Bases.

Each borrowing by a Company hereunder shall constitute a representation and warranty by the Companies as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct, except as the Companies and the Agent and/or the Required Lenders shall otherwise agree herein or in a separate writing.

SECTION 3. Revolving Loans

      3.1. (1) The Agent and the Lenders shall, in their sole discretion, subject to the terms and conditions of this Financing Agreement, from time to time, and within (x) Availability and (y) the Revolving Line of Credit (but subject to the Agent's and the Lenders' right, in their sole discretion, to make Overadvances), make Revolving Loans and advances to Toymax, as agent for the Collective Borrowers (as defined in Paragraph 3.6(b), on a revolving basis (i.e. subject to the limitations set forth herein, Toymax may borrow, repay and re-borrow Revolving Loans). Such Revolving Loans and advances shall not exceed the aggregate amount of the Companies' Borrowing Bases. All requests for Revolving Loans must be received by an officer of the Agent no later than (1) 1:00 p.m., New York time, of the Business Day on which any such Chase Bank Rate Loans and advances are required or (2) three Business Days prior to any requested LIBOR Loan. Subject to paragraph 14.10 hereof, should the Agent, on behalf of the Lenders, for any reason honor requests for Overadvances, such Overadvances shall be made in the Agent's sole discretion, subject to any additional terms the Agent and/or any Lender deems necessary.

            (2) Whenever the Companies desire the Agent, on behalf of the Lenders, to make a Revolving Loan pursuant to this Section 3, Toymax, as agent for the Collective Borrowers (as defined in Paragraph 3.6(b)), shall give the Agent notice in writing or irrevocable telephonic notice confirmed promptly in writing, specifying (A) the amount to be borrowed, and (B) the requested borrowing date (which shall be a Business Day and shall be prior to: the Anniversary Date, and if applicable, any Early Termination Date, or prior to any effective termination date of this Financing Agreement, all as further set forth herein), and (C) specify whether the requested Revolving Loan shall bear interest at the Chase Bank Rate or at the LIBOR Rate, as further set forth herein. All requests for Revolving Loans must be received by an officer of the Agent no later than 1:00 P.M. New York time on any borrowing date. The procedure for Revolving Loans to be made on a requested borrowing date may be such other procedure as is mutually satisfactory to the Companies, the Agent and the Required Lenders. The Agent shall make Revolving Loans and advances to the loan disbursement account specified on Schedule 4 hereto.

            (3) Notwithstanding any other provision of this Financing Agreement, in order to reduce the number of fund transfers among the Companies, the Lenders and the Agent, the Companies, the Lenders and the Agent agree that the Agent may, but shall not be obligated to fund, and the Companies and the Lenders hereby irrevocably authorize the Agent to fund, on behalf of the Lenders, Revolving Loans pursuant to Section 3.1(a), subject to the procedures for settlement set forth below, provided, however, that (1) the Agent shall in no event fund any Revolving Loan or request that any Lender so fund such Revolving Loan if the Agent shall have received written notice from the Required Lenders on the Business Day prior to the date of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 2.2 hereof will not be satisfied on the date of the proposed Revolving Loan and (2) the Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 2.2 have been satisfied. If the Agent elects not to fund a requested Revolving Loan on behalf of the Lenders promptly after receipt of a request for a Revolving Loan pursuant to Section 3.1(b), the Agent shall so notify each Lender. If the Agent notifies the Lenders that it will not fund a request for a Revolving Loan on behalf of the Lenders, each Lender shall make its Pro Rata Share of the Revolving Loan so requested available to the Agent, in immediately available funds, at the payment office of the Agent designated by it, no later than 2:00 p.m. (New York time) on the date of the Revolving Loan so requested, in which case the Agent will then disburse to the Companies disbursement account the proceeds of all amounts so received by the Agent in accordance with Sections 3.1(a) and 3.1(b).

            (4) Settlement Procedure. With respect to all periods for which the Agent, on behalf of the Lenders, has funded Revolving Loans pursuant to Section 3.1(c), on the first Business Day after the last day of each week, or such shorter period as the Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Agent shall notify each Lender of the unpaid principal amount of the Revolving Loans outstanding at the close of business on the last Business Day of such Settlement Period. In the event that such amount is greater than the unpaid principal of the Revolving Loans outstanding at the close of business on the last Business Day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Lender's initial funding) each Lender shall promptly make available to the Agent such Lender's Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Agent shall promptly pay over to each other Lender such Lender's Pro Rata Share of the difference in immediately available funds. In addition, if the Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing or any other event shall have occurred as a result of which the Agent shall determine that it is desirable to present claims against the Borrower for repayment, each Lender shall promptly remit to the Agent or, as the case may be, the Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each Lender's interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. If a Lender receives a request for funds from the Agent pursuant to this Section 3(a) by 1:00 P.M., then such Lender shall remit such funds to the Agent by 4:00 P.M. of the same Business Day. If a Lender receives such request for funds after 1:00 P.M., then such Lender shall remit such funds to the Agent by 4:00 P.M. of the immediately following Business Day. The obligations of the Agent and each Lender under this Section shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been actually funded by such Lender.

            (5) The Companies' Revolving Loan Obligations hereunder shall be evidenced by Revolving Credit Notes in the form of Exhibit A attached hereto.

      3.2. In furtherance of the continuing assignment and security interest in each of the Companies' Accounts and Inventory, each of the Companies will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as the Agent may reasonably request, including, without limitation, schedules of Accounts on the 1st and 15th of each month (or if any such day is not a Business Day, on the next succeeding Business Day) and monthly schedules of Inventory, all in form and substance satisfactory to the Agent, and each of the Companies will deliver to the Agent and each Lender such other appropriate reports designating, identifying and describing the Accounts and Inventory as the Agent and each Lender may reasonably request, and provided further that the Agent may request any such information more frequently, from time to time, upon its reasonable prior request. In addition, upon the Agent's request, each of the Companies shall provide the Agent with copies of agreements with, or purchase orders from, such Companies' customers, and copies of invoices to customers, proof of shipment or delivery, access to their computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each of the Companies hereby authorizes the Agent to regard the Companies' (or a Company's) printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Companies' authorized officers or agents.

      3.3. Each of the Companies hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to their respective customers, any other Account is bona fide, made by the Companies in the ordinary course of their business; the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of the Companies and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of the Companies; and the Companies' customers have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Companies have complied with the notification requirements of Paragraph 3.5 of this Section 3. Each of the Companies agrees to give the Agent and Fleet (as long as Fleet owns at least 50% of the outstanding Revolving Loans) written notice of any invoice to be issued by it which will grant more than 60 day terms to the customer, such notice to be given at least 3 days prior to the issuance of such invoice. The Agent and Fleet (as long as Fleet owns at least 50% of the outstanding Revolving Loans) shall have the right in their discretion whether or not to accept such invoices as Eligible Accounts Receivable. The Companies confirm to the Agent that any and all Taxes or fees relating to their business, their sales, the Accounts or Inventory relating thereto, are their sole responsibility and that same will be paid by the Companies when due, subject to Paragraph 7.6 of Section 6 of this Financing Agreement, and that none of said Taxes or fees represent a lien on or claim against the Accounts. The Companies hereby further represent and warrant that they shall not acquire any Inventory on a consignment basis, nor co-mingle their Inventory with any of their customers or any other person, including pursuant to any bill and hold sale or otherwise, and that their Inventory is marketable to their customers in the ordinary course of business of the Companies, except as it may otherwise report in writing to the Agent pursuant to Paragraph 3.5 hereof from time to time. Each of the Companies also warrants and represents that its is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have an adverse effect on its business or its ability to enforce collection of Accounts due from customers residing in that state. The Companies agree to maintain such books and records regarding Accounts and Inventory as the Agent may reasonably require and agree that the books and records of the Companies will reflect the Agent's interest in the Accounts and Inventory. All of the books and records of the Companies will be available to the Agent at normal business hours, including any records handled or maintained for the Companies or any one of them by any other company or entity.

      3.4. (1) Until the Agent has advised the Companies to the contrary after the occurrence of an Event of Default, the Companies, at their expense, will enforce, collect and receive all amounts owing on their respective Accounts in the ordinary course of their business and any proceeds they so receive shall be subject to the terms hereof, and held on behalf of and in trust for the Agent on behalf of the Lenders. Such privilege shall terminate at the election of the Agent, upon the occurrence of an Event of Default, and until such Event of Default is waived in writing by the Required Lenders. Any checks, cash, credit card sales and receipts, notes or other instruments or property received by a Company with respect to any Collateral, including Accounts, shall be held by such Company in trust for the Agent, on behalf of the Lenders, separate from such Company's own or the Companies' property and funds, and promptly turned over to the Agent with proper assignments or endorsements by deposit to the Depository Accounts. Each of the Companies shall: (1) indicate on all of their invoices except for the invoices assigned to CIT pursuant to the Factoring Agreements that funds should be delivered to and deposited in a Depository Account; (2) direct all of their account debtors to deposit any and all proceeds of Collateral into the Depository Accounts; (3) irrevocably authorize and direct any banks which maintain the Companies' initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account; and (4) advise all such banks of the Agent's security interest in such funds. The Companies shall provide the Agent with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. All amounts received by the Agent in payment of Accounts will be credited to the Revolving Loan Account when received by the Agent. However, the Companies' Revolving Loan Account will be charged monthly with the cost of four (4) additional Business Days on all such collections at the interest rate (based upon the Chase Bank Rate) applicable to Revolving Loans. No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent and/or the Lenders unless and until such instruments have actually been collected.

      (2) Each of GFK and Monogram shall, as the Agent requests and at such Companies' expense, direct that all remittances and other proceeds of Accounts and all proceeds of other Collateral be sent to a lock box designated by the Agent and deposited in to a Blocked Account (as defined below). Each of GFK and Monogram shall establish and maintain, in their name and at their expense, Deposit Accounts with such banks as are acceptable to the Agent (the "Blocked Accounts") into which each of such Companies shall promptly cause to be deposited: (1) all proceeds of Collateral received by any of such Companies, including all amounts payable to such Companies from credit card issuers and credit card processors, and (2) all amounts on deposit in deposit accounts used by such Companies at each of their locations, all as further provided in Paragraph 3.4(a) above. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to the Agent (the "Blocked Account Agreements"), providing that all cash, checks and items received or deposited in the Blocked Accounts are the property of the Agent, that the depository bank has no lien upon, or right of set off against, the Blocked Accounts and any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and that automatically, on a daily basis the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts to such bank account as the Agent may from time to time designate for such purpose. GFK and Monogram hereby confirm and agree that all amounts deposited in such Blocked Accounts and any other funds received and collected by the Agent, whether as proceeds of Inventory or other Collateral or otherwise, shall be the property of the Agent. In order to implement the provisions of this subparagraph (b), each of GFK and Monogram shall execute and deliver to CIT such lock box agreements and Blocked Account Agreements as CIT shall request.

      3.5. The Companies agree to notify the Agent: (1) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of their Inventory, in their weekly and monthly collateral reports (as applicable) provided to the Agent hereunder, in such detail and format as the Agent may reasonably require from time to time and (2) promptly of any such matters which are material, as a whole, to the Accounts and/or the Inventory. The Companies agree to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by the Required Lenders or cured to Agent's and the Required Lenders' satisfaction,) and on notice from the Agent, the Companies agree that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Companies, marked with the Agent's name (as secured party) and held by the Companies for the Agent's account.

      3.6. (1) Subject to the provisions of paragraph (b) below, the Agent shall maintain a Revolving Loan Account on its books in which each of the Companies will be charged with all Revolving Loans and advances made by the Agent to such Company or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by such Company. The Companies will be credited with all amounts received by the Agent and/or the Lenders from the Companies or from others for the Companies' account, including, as above set forth, all amounts received by the Agent in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Companies be a prerequisite to the Agent's right to demand payment of any Obligation. Further, it is understood that the Agent and/or the Lenders shall have no obligation whatsoever to perform in any respect any of the Companies' contracts or obligations relating to the Accounts.

            (2) In order to utilize the collective borrowing powers of the Companies (collectively the "Collective Borrowers") in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Collective Borrowers on the Agent's books, the Collective Borrowers have requested, and the Agent has agreed to handle accounts of the Collective Borrowers on the Agent's books on a combined basis, all in accordance with the following provisions: (1) In lieu of maintaining separate accounts on the Agent's books in the name of each of the Collective Borrowers, the Agent shall maintain one account under the name: Toymax (herein the "Collective Account"). Confirmatory assignments of Accounts will be made by Toymax and Funnoodle to CIT under the Factoring Agreements and by GFK and Monogram to the Agent under this Agreement. Revolving Loans and advances made by the Agent to any of the Collective Borrowers will be charged to the Collective Account indicated above, along with any charges and expenses under this Financing Agreement. The Collective Account will be credited with all amounts received by the Agent from any of the Collective Borrowers or from others for their account including all amounts received by the Agent in payment of Accounts assigned to the Agent as provided in this Financing Agreement; (2) Each month the Agent will render to the Collective Borrowers one extract of the combined Collective Account, which shall be deemed to be an account stated as to each of the Collective Borrowers and which will be deemed correct and accepted by all of the Collective Borrowers unless the Agent receives a written statement of exceptions from them within thirty (30) days after such extract has been rendered by the Agent. It is expressly understood and agreed by each of the Collective Borrowers that the Agent shall have no obligation to account separately to any of the Collective Borrowers; (3) Requests for Revolving Loans and advances may be made by Toymax as agent for the Collective Borrowers to the Agent and the Agent is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Financing Agreement. It is expressly understood and agreed by each of the Collective Borrowers that neither Agent nor any Lender shall have any responsibility to inquire into the correctness of the apportionment, allocation, or disposition of
(x) any Revolving Loans and advances made to any of the Collective Borrowers or
(y) any of the Agent's expenses and charges relating thereto. All Revolving Loans and advances are made for the Collective Account; (4) The Collective Borrowers jointly and severally unconditionally guarantee to the Agent and the Lenders the prompt payment in full of (A) all Revolving Loans and advances made and to be made by the Agent and/or the Lenders to any of them under this Financing Agreement, as well as (B) all other Obligations of the Collective Borrowers to the Agent and/or the Lenders and hereby expressly confirm in all respects the Guaranties executed by each of the Collective Borrowers in the Agent's and/or the Lenders' favor as more fully set forth therein; (5) All Accounts assigned to the Agent for the benefit of the Lenders by any of the Collective Borrowers and any other collateral security now or hereafter given to the Agent and/or the Lenders by any of the Collective Borrowers (be it Accounts or otherwise), shall secure all Revolving Loans and advances made by the Agent and/or the Lenders to any of the Collective Borrowers, and shall be deemed to be pledged to the Agent as security for any and all other Obligations of the Collective Borrowers to the Agent and/or the Lenders as set forth under this Financing Agreement, the Guaranties, or any other agreements between the Agent and/or the Lenders and any of the Collective Borrowers; (6) It is understood that the handling of the accounts of the Collective Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Collective Borrowers and at their request, and that the Agent shall incur no liability to the Collective Borrowers as a result hereof. To induce the Agent and the Lenders to do so, and in consideration thereof, each of the Collective Borrowers hereby agrees to indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless against any and all liability, expense, loss or claim of damage or injury, made against the Agent and/or the Lenders by any of the Collective Borrowers or by any third party whosoever, arising from or incurred solely by reason of (1) the method of handling the accounts of the Collective Borrowers as herein provided, (2) the Agent relying on any instructions of any of the Collective

Borrowers, or (3) any other action taken by the Agent in accordance with this subparagraph (b) of Paragraph 3.6 of Section 3 of this Financing Agreement; and
(7) The foregoing request was made because the Collective Borrowers are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Collective Borrowers as required for the continued successful operation of each of the Collective Borrowers. Each of the Collective Borrowers expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Collective Borrowers is dependent on the continued successful performance of the functions of the integrated group. In addition, the Companies have informed the Agent that:

      (A) Toymax, in order to increase the efficiency and productivity of each of the other Collective Borrowers, has centralized in itself a cash management system which entails, in part, central disbursement and operating accounts in which it provides the working capital needs of each of the other Collective Borrowers and manages and timely funds each of the other Collective Borrowers so that each of the Collective Borrowers timely pays its accounts payable;

      (B) Since all of the Collective Borrowers are now engaged in an integrated operation that requires financing on an integrated basis and since each Collective Borrower expects to benefit from the continued successful performance of such integrated operations and in order to best utilize the collective borrowing powers of each Collective Borrower in the most effective and cost efficient manner and to avoid adverse effects on the operating efficiencies of each Collective Borrower and the existing back-office practices of the Collective Borrowers, each Collective Borrower has requested and each of the Agent and Lenders agrees that, notwithstanding anything contained herein to the contrary, all Revolving Loans and advances be disbursed solely upon the request of Toymax and to bank accounts managed solely by Toymax and that Toymax will manage for the benefit of each Collective Borrower the expenditure and usage of such funds and the allocation of such funds as between the Collective Borrowers shall be in Toymax's sole discretion.

      3.7. After the end of each month, the Agent shall promptly send Toymax on behalf of the Companies a statement showing the accounting for the charges, Revolving Loans, advances and other transactions occurring between the Agent and each of the Companies during that month. The monthly statements shall be deemed correct and binding upon each of the Companies and shall constitute an account stated between the Companies and the Agent unless the Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

      3.8. In the event that Agent determines that, as a result of making any requested Revolving Loan, (1) the aggregate amount of Revolving Loans then outstanding exceeds Availability or (2) the sum of (1) the outstanding balance of Revolving Loans and (2) outstanding balance of Letters of Credit exceeds
(b)(x) the Borrowing Base or (y) the Revolving Line of Credit, any such nonconsensual Overadvance shall be due and payable to the Agent on behalf of the Lenders immediately upon the Agent's demand therefor.

      3.9. Solely with respect to the Accounts of Toymax and Funnoodle, notwithstanding anything to the contrary contained in this Financing Agreement, all Accounts of Toymax and Funnoodle shall be collected by CIT in accordance with the terms of their respective the Factoring Agreements and the net proceeds thereof shall be remitted to Agent in accordance with the terms of the Assignment of Credit Balances Agreements.

      3.10. The Companies, for a period of ninety (90) consecutive days during each period commencing October 1 and ending December 31 of each year shall reduce to zero the Indebtedness outstanding under this Agreement arising out of Revolving Loans made in respect of Eligible Inventory.

      3.11. All Obligations shall be due and payable to the Agent on behalf of the Lenders upon Agent's demand therefor made pursuant to written direction by the Required Lenders.

SECTION 4. Intentionally Omitted

SECTION 5. Letters of Credit

      In order to assist the Companies, or any one of them, in establishing or opening Letters of Credit with an Issuing Bank, the Companies have requested the Agent, on behalf of the Lenders, to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending the Agent's credit to the Companies and the Agent has agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

      5.1. Within the Revolving Line of Credit and Availability, the Agent on behalf of the Lenders shall, in its sole discretion, assist each of the Companies in obtaining Letters of Credit in an amount not to exceed the outstanding amount of the Letter of Credit Sub-Line. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to the Agent, the Issuing Bank and the Companies. Any and all outstanding Letters of Credit issued hereunder for any Company shall be reserved dollar for dollar from Company's Availability as an Availability Reserve.

      5.2. The Agent shall have the right, without notice to any of the Companies, to charge a Company's Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent and/or the Lenders under the Letters of Credit Guaranty at the earlier of (1) payment by the Agent under a Letter of Credit Guaranty; or (2) the occurrence of an Event of Default which has not been waived in writing by the Required Lenders. Any amount charged to the Companies' Revolving Loan Accounts shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Paragraph 8.1 of Section 8 of this Financing Agreement.

      5.3. Each of the Companies jointly and severally and unconditionally indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless from any and all loss, claim or liability incurred by the Agent arising from any transactions or occurrences relating to Letters of Credit established or opened for any Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Agent and/or the Lenders under the Letters of Credit Guaranty. This indemnity shall survive termination of this Financing Agreement. The Companies agree that any charges incurred by the Agent for any of the Companies account by the Issuing Bank shall be conclusive on the Agent and may be charged to such Company's Revolving Loan Account.

      5.4. The Agent and/or the Lenders shall not be responsible for: (1) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (2) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (3) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (4) the time, place, manner or order in which shipment is made; (5) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (6) any deviation from instructions; (7) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (8) any breach of contract between the shipper or vendors and the Companies.

      5.5. The Companies agree that any action taken by the Agent and/or the Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the Letter of Credit Guarantees, the drafts or acceptances, or the Collateral, shall be binding on each of the Companies and shall not put the Agent and/or the Lenders in any resulting liability to the Companies. In furtherance thereof, the Agent shall have the full right and authority to: (1) clear and resolve any questions of non-compliance of documents; (2) give any instructions as to acceptance or rejection of any documents or goods; (3) execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders;
(4) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (5) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's sole name. The Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Companies or any one of them. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or any of the Company's instructions with respect thereto, the Agent may exercise its rights hereunder in its sole and reasonable business judgement. In addition, without the Agent's express consent and endorsement in writing, the Companies agree: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default and during the continuance thereof, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

      5.6. The Companies agree that: (1) any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; (2) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with in all material respects; and (3) any certificates in that regard that the Agent may at any time request will be promptly furnished. In connection herewith, the Companies warrant and represent that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. Each of the Companies assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign Taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Companies' risk, liability and responsibility.

      5.7. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent on behalf of the Lenders shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Companies or any one of them to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent on behalf of the Lenders and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6. Collateral

      6.1. (10 As security for the prompt payment in full of all Obligations, each of the Companies hereby pledges and grants to the Agent, for the benefit of Agent and on behalf of the Lenders, a continuing general lien upon, and security interest in, all of its:

                  (10   Accounts;

                  (20   Inventory;

                  (30   General Intangibles;

                  (40   Documents of Title;

                  (50   Other Collateral;

                  (60   Equipment;

                  (70   Investment Property;

                  (80   Real Estate; and

                  (90   The proceeds and products of all of the foregoing.

            (20 Notwithstanding anything to the contrary set forth in Subsection 6.1(a) above, the types or items of Collateral described in such Subsection shall not include any rights under any contract, lease or license agreement in respect of which the valid grant of a security interest requires the consent of the other party to the contract, lease or license agreement which has not been or is not obtained, provided, that, the foregoing exclusion shall in no way be construed so as to limit or impair Agent's unconditional continuing security interest in and lien upon any rights or interests of any Company to monies due or to become due under any such contract, lease or license agreement.

      6.2. The security interests granted hereunder shall extend and attach to:

            (10 All Collateral which is owned by any of the Companies or in which any of the Companies have any interest, whether held by any of the Companies or others for any of their account, and, if any Collateral is Equipment, whether any of the Companies' interest in such Equipment is as owner, finance lessee or conditional vendee;

            (20 All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

            (30 All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or any of the Companies from any of the Companies' customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by any of the Companies, or to the sale, promotion or shipment thereof.

      6.3. Each of the Companies agrees to safeguard, protect and hold all Inventory for the Agent's account and make no disposition thereof except in the ordinary course of its business, as herein provided. Each of the Companies represent and warrant that Inventory will be sold and shipped by the Company to its customers only in the ordinary course of the Company's business, and then only on open account and in the ordinary course of business, provided that, absent the prior written consent of the Agent, none of the Companies shall sell Inventory on a consignment basis nor retain any lien or security interest in any sold Inventory except sales upon prior written notice to Agent which are in the aggregate less than 2% of annual gross sales of the Companies. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. The Companies hereby agree to immediately forward any and all proceeds of Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for the Agent on behalf of the Lenders pending delivery to the Agent. Irrespective of the Agent's perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, each of the Companies hereby irrevocably grants the Agent a royalty free license to sell, or otherwise dispose or transfer, in accordance with Paragraph 10.3 of Section 10 of this Financing Agreement, and the applicable terms hereof, of any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by the Agent.

      6.4. Each of the Companies agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. Each of the Companies also agrees to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to the Agent's security interest. Absent the Agent's prior written consent, any sale, exchange or other disposition of any Equipment shall be made by the Companies in the ordinary course of their business and as set forth herein. The Companies may, in the ordinary course of their business, sell, exchange or otherwise dispose of obsolete or surplus Equipment provided, however, that the proceeds of any such sales or dispositions shall be held in trust by the Companies for the Agent and shall be immediately delivered to the Agent by deposit to the Depository Account, except that the Companies may retain and use such proceeds to purchase forthwith replacement Equipment which the Companies determine in their reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold; provided, however, that the aforesaid right shall automatically cease upon the occurrence of a Default or an Event of Default which is not waived in writing by the Agent and the Required Lenders. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, the Agent and the Lenders shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

      6.5. The rights and security interests granted to the Agent and the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account maintained in the Companies' name on the books of the Agent may from time to time be temporarily in a credit position, until the final payment in full to the Agent of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Agent to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by the Agent. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

      6.6. Notwithstanding the Agent's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, the Agent shall have the right in its sole discretion to determine which rights, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's and/or the Lenders' rights hereunder.

      6.7. Any balances to the credit of the Companies, or any one of them, and any other property or assets of the Companies, or any one of them, in the possession or control of the Agent and/or the Lenders may be held by the Agent as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein, and any other lien or security interest the Agent and/or the Lenders may have in any other assets of the Companies, shall secure payment and performance of all now existing and future Obligations. The Agent may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

      6.8. Each of the Companies possess all General Intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date and each of the Companies shall maintain its rights in, and the value of, the foregoing in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights. Each of the Companies shall deliver to the Agent, and/or shall cause the appropriate party to deliver to the Agent, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of such Company as the Agent shall require to obtain valid first liens thereon. In furtherance of the foregoing, each of the Companies shall provide reasonable notice to the Agent of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and each of the Companies shall execute such documentation as the Agent may reasonably require to obtain and perfect its lien thereon. The Companies hereby confirm that they shall deliver, or cause to be delivered, any pledged stock issued subsequent to the Closing Date to the Agent in accordance with the applicable terms of the Pledge Agreement and prior to such delivery, shall hold any such stock in trust for the Agent. Each of the Companies hereby irrevocably grants to the Agent a royalty-free, non-exclusive license in the General Intangibles, including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence of an Event of Default, of the right to: (1) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (2) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of the Agent's lien and perfection in any General Intangibles.

SECTION 7. Representations, Warranties and Covenants

      7.1. Each of Toymax, GFK and Funnoodle hereby warrants, represents and covenants that: (10 the fair value of its Total Assets exceeds its Total Liabilities; (2) it is generally able to pay its debts as they become due and payable; and (3) it does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. Each of the Companies warrant and represent that: (1) Schedule 2 hereto correctly and completely sets forth its (A) chief executive office, (B) Collateral locations, (C) tradenames, and (D) all the other information listed on said Schedule; (2) except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks' offices at the locations set forth in Schedule 2, this Financing Agreement creates a valid, perfected and first priority security interest in the Collateral and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; (3) except for the Permitted Encumbrances, it is, or will be, at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (4) it will, at its expense, forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other person other than a holder of a Permitted Encumbrance; (5) it will not grant, create or permit to exist, any lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of any Company's Inventory; (6) the Equipment is and will only be used by it in its business and will not be held for sale or lease, or removed from their premises, or otherwise disposed of by it except as otherwise permitted in this Financing Agreement; and (7) Schedule 5 hereto correctly and completely sets forth its License Agreements.

      7.2. Each of the Companies agrees to maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as the Agent shall reasonably require. Each of the Companies agrees that the Agent or its agents and any of the Lenders who may wish to accompany the Agent at their own cost and expense, may enter upon its premises at any time during normal business hours, and from time to time in its reasonable business judgement, for the purpose of inspecting the Collateral and any and all records pertaining thereto. Each of the Companies agrees to afford the Agent thirty (30) days prior written notice of any change in the location of any Collateral, other than to locations, that as of the Closing Date, are known to the Agent and at which the Agent has filed financing statements and otherwise fully perfected its liens thereon. Each of the Companies are also to advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to the Agent therein.

      7.3. Each of the Companies agrees to: (1) execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral; and
(2) provide the Agent on request no more than twice each year so long as no Event of Default has occurred and is continuing and at any time if an Event of Default has occurred and is continuing, with an appraisal of the Inventory which appraisal shall be at the Companies' expense and otherwise acceptable to the Agent. Any failure, however, to promptly give the Agent such statements, or schedules shall not affect, diminish, modify or otherwise limit the Agent's and/or the Lenders' security interests in the Collateral.

      7.4. Each of the Companies agrees to comply with the requirements of all state and federal laws in order to grant to the Agent valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Agent is hereby authorized by each of the Companies to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral whether or not such Company's signature(s) appears thereon. The Companies hereby consent to and ratify any and all execution and/or filing of financing statements on or prior to the Closing Date by the Agent. The Companies agree to do whatever the Agent may reasonably request, from time to time, by way of: (1) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (2) cooperating with the Agent's agents and employees;
(3) keeping Collateral records; (4) transferring proceeds of Collateral to the Agent's possession; and (5) performing such further acts as the Agent and/or the Lenders may reasonably require in order to effect the purposes of this Financing Agreement.

      7.5. (10 The Companies agree to maintain insurance on their Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent. All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent on behalf of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At the Companies' request, or if the Companies fail to maintain such insurance, the Agent may arrange for such insurance, but at the Companies' expense and without any responsibility on the Agent's part for: (1) obtaining the insurance; (2) the solvency of the insurance companies; (3) the adequacy of the coverage; or (4) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by the Required Lenders, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, have the sole right and at its option, in the name of the Agent or the Companies or any of them, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

            (20 (10 In the event of any loss or damage by fire or other casualty, insurance proceeds relating to the Companies' or a Company's Inventory shall be remitted to Agent and applied to the payment of such Company's then outstanding Revolving Loans. Upon the occurrence of a Default or Event of Default, such Insurance Proceeds may be applied to the Obligations in such order as the Agent may elect;

                  (20 In the event any part of the Companies Real Estate or Equipment is damaged by fire or other casualty when a Default or Event of Default shall have occurred, then such Insurance Proceeds may be applied to the Obligations in such order as the Agent may elect in its sole discretion;

                  (30 Absent the occurrence of an Event of Default (which has not been waived in writing), and provided (x) the Companies have sufficient business interruption insurance to replace the lost profits of any of the Companies' facilities, and (y) the Insurance Proceeds are less than $200,000, the Companies may elect (by delivering written notice to the Agent) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Insurance Proceeds are $200,000 or more, then such Insurance Proceeds may be applied to the Obligations in such order as the Agent may elect in its sole discretion. If the Companies do not, or cannot, elect to use the Insurance Proceeds as set forth above, the Agent may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, apply the Insurance Proceeds to the payment of the Obligations in such manner and in such order as the Agent may reasonably elect; and

                  (40 Absent the occurrence of an Event of Default (which has not been waived in writing), if the Companies elect to use the Insurance Proceeds for the repair, replacement or restoration of any Real Estate and/or Equipment the Agent may set up an Availability Reserve in an amount equal to said Insurance Proceeds. The Availability Reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment and/or the Real Estate and disbursements in connection therewith. Prior to the commencement of any material restoration, repair or replacement of Real Estate, the Companies shall provide the Agent with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Insurance Proceeds to cover the cost of restoration as so determined, the Companies shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Companies (herein collectively the "Completion"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

            (30 In the event the Companies or any one of them fails to provide the Agent with timely evidence, acceptable to the Agent, of its maintenance of insurance coverage required pursuant to paragraph 7.5(a) above, the Agent may purchase, at the Companies' expense, insurance to protect the Agent's interests in the Collateral. The insurance acquired by the Agent may, but need not, protect the Companies' interest in the Collateral, and therefore such insurance may not pay claims which the Companies may have with respect to the Collateral or pay any claim which may be made against the Companies in connection with the Collateral. In the event the Agent purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Companies shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable Chase Bank Rate for Revolving Loans set forth in paragraph 8.1 of Section 8 hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. The Agent may charge all of such premiums, fees, costs, interest and other charges to the Companies' Revolving Loan Account. Each of the Companies hereby acknowledges that the costs of the premiums of any insurance acquired by the Agent may exceed the costs of insurance which the Companies may be able to purchase on their own. In the event that the Agent purchases such insurance, the Agent will notify the Companies or the applicable Company of said purchase within thirty (30) days of the date of such purchase. If, within thirty (30) days after the date of such notice, the Companies provides the Agent with proof that the Companies had the insurance coverage required pursuant to 7.5(a) above (in form and substance satisfactory to the Agent) as of the date on which the Agent purchased insurance and the Companies continued at all times to have such insurance, then the Agent agrees to cancel the insurance purchased by the Agent and credit the Companies' Revolving Loan Account with the amount of all costs, interest and other charges associated with any insurance purchased by the Agent, including with any such amounts previously charged to any Revolving Loan Accounts.

      7.6. Each of the Companies agrees to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon it or the Collateral unless such Taxes are being diligently contested in good faith by the applicable Companies by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder: (1) for Taxes due the United States of America, or (2) which in the Agent's opinion might create a valid obligation having priority over the rights granted to the Agent herein (exclusive of Real Estate), such lien shall not be deemed to be a Permitted Encumbrance hereunder and the Companies shall immediately pay such tax and remove the lien of record. If the Companies or any one of them fails to do so promptly, then at the Agent's election, the Agent may (1) create an Availability Reserve in such amount as it may deem appropriate in its business judgement, or
(2) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority lien, forfeiture, or sale of the Collateral, pay Taxes on the Companies' behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

      7.7. Each of the Companies: (1) agrees to comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Companies or any one of them, provided that the Companies may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely effect the Agent's and/or the Lenders' rights or priority in the Collateral; (2) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of their real property and operation of their business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Companies or any of them; and (3) shall not be deemed to have breached any provision of this Paragraph 7.7 if (1) the failure to comply with the requirements of this Paragraph 7.7 resulted from good faith error or innocent omission, (2) the Companies promptly commence and diligently pursue a cure of such breach, and (3) such failure is cured within (30) days following the Companies' receipt of notice of such failure, or if such cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

      7.8. Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, unless the Agent and the Required Lenders shall have otherwise consented in writing, each of the Companies will furnish to the Agent and each Lender: (1) within one hundred twenty (120) days after the end of each Fiscal Year of each of the Companies, a Combined Balance Sheet, with a Combining Balance Sheet attached thereto, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Companies for such year on a combined basis, audited by independent public accountants selected by the Companies and satisfactory to the Agent ("Accountants"); (2) within seventy-five (75) days after the end of each Fiscal Quarter a Combined Balance Sheet and Combining Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Companies on a combined basis, reviewed by the Accountants; (3) on the first (1st) and fifteenth (15th) of each month (or if any such day is not a Business Day, on the next succeeding Business Day), a Borrowing Base Certificate as of such date; (4) on or before Friday of each week, an Accounts aging for GFK, and Monogram; (5) within 10 days of filing, all filings made with the Securities and Exchange Commission; and (6) from time to time, such further information regarding the business affairs and financial condition of the Parent, the Companies and/or any subsidiaries thereof as the Agent may reasonably request, including, without limitation (1) the accountant's management practice letter and (20 on or before sixty (60) days prior to the end of each Fiscal Year, annual cash flow projections in form satisfactory to the Agent. Each financial statement which the Companies are required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) each of the Companies' financial condition at the end of the particular accounting period, as well as the Companies' operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (B) the Companies have not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole.

      7.9. Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, each of the Companies agrees that, without the prior written consent of the Agent and the Required Lenders, except as otherwise herein provided, the Companies or any one of them will not:

            (10 Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Companies' Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

            (20 Incur or create any Indebtedness other than the Permitted Indebtedness;

            (30 Sell, lease, assign, transfer or otherwise dispose of (1) Collateral, except as otherwise specifically permitted by this Financing Agreement, or (2) either all or substantially all of any of the Company's assets, which do not constitute Collateral;

            (40 Merge, consolidate or otherwise alter or modify their respective corporate names, principal places of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by the Companies or any one of them, except that the Companies may (A) change their corporate name or address, or (B) a Company may merge with and into any other Company (with a Company being the survivor of such merger), provided that: (1) in any such instance under (A) or (B) above the Companies shall give the Agent thirty (30) days prior written notice thereof and (2) the Companies shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by the Agent to confirm the continuation and preservation of all security interests and liens granted to the Agent hereunder;

            (50 Assume, guarantee (other than amounts not to exceed $250,000 in the aggregate at any time outstanding), endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

            (60 Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that the Companies may declare and pay dividends or distributions on their capital stock in an amount sufficient to enable the Companies or the Parent to pay income or franchise Taxes of the Companies due as a result of the filing of a consolidated, combined or unitary tax return in which the operations of the Companies are included;

            provided that, in any instance under subparagraph (f), (x) no Default or Event of Default has occurred hereunder, (y) after giving effect to such payment, no Default and/or Event of Default has occurred or would occur hereunder and (z) the Companies have sufficient Working Capital to pay their debts as they come due;

            (70 Make any advance or loan in excess of $250,000 in the aggregate at any one time outstanding to, or any investment in, any firm, entity, person or corporation or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation;

            (80 Except in an aggregate amount not to exceed $350,000 in any Fiscal Year, pay any management, consulting or other similar fees to any person, corporation or other entity affiliated with the Companies;

            (90 Reduce the amount of the net payable owing by them to Toymax (H.K.) Limited and Toymax International, Inc. to less than $5,000,000 and Toymax shall confirm to the Agent in writing at least monthly the net amount of such payable;

            (100 Incur or create Indebtedness described in clauses (c), (f) and (h) of the definition of Permitted Indebtedness in an aggregate amount in excess of $2,000,000 at any time outstanding.

      7.10. Intentionally Omitted.

      7.11. The Companies agree to advise the Agent in writing of: (1) all expenditures by them (actual or anticipated) in excess of $250,000 from the budgeted amount therefor in any Fiscal Year for (x) environmental clean-up, (y) environmental compliance or (z) environmental testing and the impact of said expenses on each of the Companies' Working Capital; and (2) any notices the Companies receive from any local, state or federal authority advising the Companies of any environmental liability (real or potential) stemming from any of the Companies' operations, their premises, their waste disposal practices, or waste disposal sites used by any of the Companies and to provide the Agent with copies of all such notices if so required.

      7.12. Each of the Companies hereby agrees to indemnify and hold harmless the Agent, each Lender and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including attorney's fees) and any payments made by the Agent pursuant to any indemnity provided by the Agent with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses arise under or with respect to the Loan Documents, including without limitation those which may arise from or relate to: (1) the Depository Account, the lockbox and/or any other depository account and/or the agreements executed in connection therewith; and (2) any and all claims or expenses asserted against the Agent as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate; or any claim or expense which results from any of the Companies' operations (including, but not limited to, any of the Companies' off-site disposal practices) and use of the Real Estate, which the Agent may sustain or incur (other than solely as a result of the physical actions of the Agent on the Companies' premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. The Companies hereby agree that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder. The Agent may, in its sole business judgement, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

      7.13. Without the prior written consent of the Agent and the Required Lenders, the Companies agree that they will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with the Parent or any subsidiary or affiliate of the Companies or Parent, provided that, except as otherwise set forth in this Financing Agreement, the Companies or any one of them may enter into any transaction in the ordinary course of their business and pursuant to the reasonable requirements of the Companies, and upon standard terms and conditions and fair and reasonable terms, no less favorable to the Companies than the Companies could obtain in a comparable arms length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction..

      7.14. Intentionally Omitted.

      7.15. The Companies acknowledge, covenant and agree that the Companies are jointly and severally liable for the payment and performance in full of all Obligations on the terms set forth in this Agreement and the other Loan Documents.

      7.16. The Companies shall at all times after the Closing Date maintain Availability of not less than $1,000,000 as of any date of determination.

SECTION 8. Interest, Fees and Expenses

      8.1. (10 Interest on the Chase Bank Rate Loans shall be payable monthly as of the end of each month. Interest on Chase Bank Rate Loans shall be an amount equal to the Chase Bank Rate on the average of the net balances owing by each of the Companies to the Lenders in their Revolving Loan Accounts in respect of Chase Bank Rate Loans at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate hereunder for Chase Bank Rate Loans shall change, effective on the first day of the month after any such change based on the Chase Bank Rate in effect on the last day of the month in which any such change occurred. The rate hereunder for Chase Bank Rate Loans shall be calculated based on a 360-day year. The Agent shall be entitled to charge each Companies' Revolving Loan Account for Chase Bank Rate Loans at the rate provided for herein when due until all Obligations have been paid in full.

            (20 Notwithstanding any provision to the contrary contained in this Section 8, in the event that the sum of (1) the outstanding Revolving Loans and
(2) the outstanding Letters of Credit exceed the lesser of either (x) the maximum aggregate amount available under Sections 3 and 5 of this Financing Agreement or (y) the Revolving Line of Credit: (A) as a result of Revolving Loans advanced by the Agent at the request of the Companies or any one of them (herein "Requested Overadvances"), for any one (1) or more days in any month, or
(B) for any other reason whatsoever (herein "Other Overadvances") and such Other Overadvances continue for five (5) or more days in any month , the average net balance of all Revolving Loans for such month shall bear interest at the Overadvance Rate.

            (30 Upon and after the occurrence of an Event of Default and the giving of any required notice by the Agent in accordance with the provisions of
Section 10, Paragraph 10.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

      8.2. Intentionally Omitted.

      8.3. In consideration of the Letter of Credit Guaranty of the Agent, the Companies shall pay the Agent the Letter of Credit Guaranty Fee which shall be an amount equal to (1) one eighth of one percent (.125%) on the face amount of each documentary Letter of Credit payable upon issuance thereof and (2) one eighth of one percent (.125%) per annum, payable monthly, on the face amount of each standby Letter of Credit less the amount of any and all amounts previously drawn under such standby Letter of Credit.

      8.4. Any and all charges, fees, commissions, costs and expenses charged to the Agent for the Companies' account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by the Agent, or as may be due upon any termination of this Financing Agreement hereof, and when made by any such Issuing Bank shall be conclusive on the Agent.

      8.5. Each of the Companies shall reimburse or pay the Agent, as the case may be, for: (1) all Out-of-Pocket Expenses and (2) any applicable Post-Closing Fee.

      8.6. As of the end of each month the Companies shall pay to the Agent interest in respect of the Collection Days.

      8.7. To induce the Agent to enter into this Financing Agreement and to extend to the Companies the Revolving Loans and Letters of Credit Guaranties, the Companies shall pay to the Agent a Loan Origination Fee in the amount of $200,000, earned in full and payable upon execution of this Financing Agreement.

      8.8. The Companies shall pay the Agent's standard charges and fees for the Agent's personnel used by the Agent for reviewing the books and records of the Companies (a field examination fee in the amount of $750 per day per examiner as of the date hereof) and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to any Out-of-Pocket Expenses). The Companies shall after the occurrence of an Event of Default (which is not waived by the Required Lenders) pay to the Agent for the account of any Lender other than CIT, such Lender's standard charges and fees for such Lender's personnel used by such Lender for reviewing the books and records of the Companies (a field examination fee in the amount of $750 per day per examiner as of the date hereof) and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to any Out-of-Pocket Expenses.)

      8.9. Each of the Companies hereby authorizes the Agent to charge their respective Revolving Loan Account(s) with the amount of all their Obligations due hereunder as such payments become due. The Companies hereby confirm and agree that they shall promptly pay any Obligations to the Agent upon its request therefor. Each of the Companies confirms that (1) its liability for any and all of the fee obligations (including without limitation, those set forth in 8.6 through 8.9 above) and Out-of-Pocket Expenses, set forth in this Financing Agreement and in any of the other Loan Documents is joint and several, (2) the Companies, as between themselves, shall determine how to pro-rate any such payments due hereunder, and (3) for ease of administration, the Agent may charge any of their Revolving Loan Accounts with the amount of any such fee payments and any such charges which the Agent may so make to any of the Companies' Revolving Loan Account(s) as herein provided will be made as an accommodation to the Companies and solely at the Agent's discretion.

      8.10. In the event that the Agent, any Lender or any participant hereunder (or any financial institution which may from time to time become a participant or Lender hereunder) shall have determined in the exercise of its reasonable business judgement that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by the Agent or any Lender or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's, such Lender's or such participant's capital as a consequence of its obligations hereunder to a level below that which the Agent, or any Lender or such participant could have achieved but for such adoption, change or compliance (taking into consideration the Agent, such Lender's or such participant's policies with respect to capital adequacy) by an amount reasonably deemed by the Agent, or any Lender or such participant to be material, then, from time to time, the Companies shall pay no later than five
(5) days following demand, to the Agent or such participant such additional amount or amounts as will compensate the Agent, such Lender or such participant's for such reduction. In determining such amount or amounts, the Agent, such Lender or such participant may use any reasonable averaging or attribution methods. The protection of this Paragraph 8.11 shall be available to the Agent, such Lender or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of the Agent, any Lender or such participant setting forth such amount or amounts as shall be necessary to compensate the Agent, such Lender or such participant with respect to this Section 8 and the calculation thereof when delivered to the Companies shall be conclusive on the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Agent, such Lender or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Companies in whole or in part exceed the amount which the Agent, such Lender or such participant actually required to be made whole, the excess, if any, shall be returned to the Companies by the Agent, such Lender or such participant, as applicable.

      8.11. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by the Agent, any Lender or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

            (1) subject the Agent, such Lender or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to the Agent, such Lender or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of the Agent, such Lender or such participant by the federal government or the jurisdiction in which it maintains its principal office);

            (2) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or Revolving Loans by, or other credit extended by the Agent, such lender or such participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

            (3) impose on the Agent or such participant any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to the Agent, such Lender or such participant of making, renewing or maintaining its Revolving Loans hereunder by an amount that the Agent or such participant deems to be material in the exercise of its reasonable business judgement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Revolving Loans by an amount that the Agent or such participant deems to be material in the exercise of its reasonable business judgement, then, in any case the Companies shall pay the Agent, such Lender or such participant, within five
(5) days following its demand, such additional cost or such reduction, as the case may be. The Agent, such Lender or such participant shall certify the amount of such additional cost or reduced amount to the Companies and the calculation thereof and such certification shall be conclusive upon the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Agent, such Lender or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Companies in whole or in part exceed the amount which the Agent, such Lender or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Companies by the Agent, such Lender or such participant.

      8.12. The Companies may request LIBOR Loans on the following terms and conditions:

            (1) The Companies may elect, subsequent to the Closing Date and from time to time thereafter (1) to request any loan made hereunder to be a LIBOR Loan as of the date of such loan or provided, that each LIBOR Loan shall be in the minimum amount of $1,000,000 or a multiple thereof (2) to convert Chase Bank Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Chase Bank Rate Loans by giving the Agent at least three (3) Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans to Chase Bank Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto. Should the Companies elect to convert Chase Bank Rate Loans to LIBOR Loans, it shall give the Agent at least four Business Days' prior irrevocable notice of such election. If the last day of an Interest Period with respect to a loan that is to be converted is not a Business Day or Working Day, then such conversion shall be made on the next succeeding Business Day or Working Day, as the case may be, and during the period from such last day of an Interest Period to such succeeding Business Day, as the case may be, such loan shall bear interest as if it were an Chase Bank Rate Loan. Subject, to the last sentence of this subparagraph (a), all or any part of outstanding Chase Bank Rate Loans then outstanding may be converted to LIBOR Loans as provided herein, provided that partial conversions shall be in multiples in an aggregate principal amount of $1,000,000 or more. The aggregate amount of all such LIBOR Loans shall not exceed $30,000,000 at any one time outstanding.

            (2) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period, provided the Companies give the Agent irrevocable notice thereof, at least three

(3) Business Days' prior to the expiration of said Interest Period, and provided further that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default under this Financing Agreement, but shall be automatically converted to a Chase Bank Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default. Absent such notification, and in the event of the occurrence of any Default or Event of Default during an Interest Period, LIBOR Loans shall convert to Chase Bank Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by the Companies pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, or three month period. Notwithstanding anything to the contrary contained herein, the Agent and Lenders (or any participant, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR rate market or source or otherwise "match fund" to fund LIBOR Loans, but any and all provisions hereof relating to LIBOR Loans shall be deemed to apply as if the Agent and Lenders (and any participant, if applicable) had purchased such deposits to fund any LIBOR Loans.

            (3) The Companies may request a LIBOR Loan, convert any Chase Bank Rate Loan or continue any LIBOR Loan provided there is then no Default or Event of Default in effect.

      8.13. (1) Subject to Paragraph 8.21, the LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBOR determined for each Interest Period in accordance with the terms hereof plus 2.75%; provided, however, if the Companies on a combined basis achieve EBITDA of $7,500,000 for the Fiscal Year ending March 31, 2001, then effective on the first of the month next following receipt by the Lenders of the financial statements of the Companies on a combined basis for the Fiscal Year ending March 31, 2001, such percentage shall decrease to 2.50%; provided further, however, that the Companies shall receive a credit only from CIT to their Collective Account in an amount equal to .50% of the unpaid principal amount of LIBOR Loans as and when interest is charged to the Companies thereon.

            (2) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Chase Bank Rate Loan at the end of the last Interest Period therefor.

            (3) The Companies may not have more than three 3 LIBOR Loans outstanding at any given time.

      8.14. (1) Interest in respect of the LIBOR Loans shall be calculated on the basis of a 360 day year and shall be payable as of the end of each month.

            (2) the Agent shall, at the request of the Companies, deliver to the Companies a statement showing the quotations given by The Chase Manhattan Bank and the computations used in determining any interest rate pursuant to Paragraph
8.14 of Section 8 hereof.

      8.15. As further set forth in Paragraph 8.12 above, in the event that the Agent, any Lender (or any financial institution which may become a participant hereunder) shall have determined in the exercise of its reasonable business judgement (which determination shall be conclusive and binding upon the Companies) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to; (1) a proposed loan that the Companies have requested be made as a LIBOR Loan; (2) a LIBOR Loan that will result from the requested conversion of a Chase Bank Rate Loan into a LIBOR Loan; or (3) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, the Agent shall forthwith give written notice of such determination to the Companies at least one day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Chase Bank Rate Loan or the last day of such Interest Period. If such notice is given (1) any requested LIBOR Loan shall be made as a Chase Bank Rate Loan, (2) any Chase Bank Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Chase Bank Rate Loan, and (3) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Chase Bank Rate Loan. Until such notice has been withdrawn by the Agent, no further LIBOR Loan shall be made nor shall the Companies have the right to convert a Chase Bank Rate Loan to a LIBOR Loan.

      8.16. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day or Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day or Working Day.

      8.17. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for the Agent or any Lender to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Chase Bank Rate Loans as of the end of the then current month, or within such earlier period as required by law. The Companies hereby agree promptly to pay the Agent, upon demand, any additional amounts necessary to compensate the Agent and Lenders for any costs incurred by the Agent and Lenders in making any conversion in accordance with this Section 8 including, but not limited to, any interest or fees payable by the Agent to lenders of funds obtained by the Agent in order to make or maintain LIBOR Loans hereunder.

      8.18. The Companies agree to indemnify and to hold the Agent and Lenders (including any participant) harmless from any loss or expense which the Agent, Lenders or such participant may sustain or incur as a consequence of: (1) Default by the Companies in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by the Agent, Lenders or such participant to lenders of funds obtained by any of them in order to maintain the LIBOR Loans hereunder; (2) default by the Companies in making a borrowing or conversion after the Companies have given a notice in accordance with Paragraph 8.13 of Section 8 hereof; (3) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including, without limitation, prepayments arising as a result of the application of the proceeds of Collateral to the Revolving Loans; and (4) default by the Companies in making any prepayment after the Companies have given notice to the Agent thereof. The determination by the Agent of the amount of any such loss or expense, when set forth in a written notice to the Companies, containing the Agent's calculations thereof in reasonable detail, shall be conclusive on the Companies in the absence of manifest error. Calculation of all amounts payable under this paragraph with regard to LIBOR Loans shall be made as though the Agent and Lenders had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that the Agent and Lenders may fund each of the LIBOR Loans in any manner the Agent and Lenders see fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, the Agent shall apply all proceeds of Collateral and all other amounts received by it from or on behalf of the Companies (1) initially to the Chase Bank Rate Loans and (2) subsequently to LIBOR Loans; provided, however, (x) upon the occurrence of an Event of Default or (y) in the event the aggregate amount of outstanding LIBOR Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, the Agent may apply all such amounts received by it to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such Revolving Loans and the Agent shall be entitled to indemnification hereunder. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

      8.19. Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "Regulatory Change" shall mean, with respect to the Agent and Lenders, any change after the date of this Financing Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Agent of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful)), the Agent or any Lender either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of the Agent or of such Lender which includes LIBOR Loans, or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Agent so elects by notice to the Companies, the obligation of the Agent and Lenders to make or continue, or to convert Chase Bank Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

      8.20. For purposes of this Financing Agreement and Section 8 thereof, any reference to the Agent shall include any financial institution which may at any time become a participant or co-lender hereunder.

SECTION 9. Powers

      9.1. Each Company hereby constitutes the Agent, or any person or agent the Agent may designate, as its attorney-in-fact, at the Companies' cost and expense, to exercise all of the following powers set forth in this Section 9, which being coupled with an interest, shall be irrevocable until all Obligations to the Agent have been paid in full:

            (1) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Companies or any one of them, any and all checks, drafts, and other documents or instruments relating to the Collateral; and

            (2) To request from customers indebted on Accounts at any time, in the name of the Companies or any one of them, in the name of certified public accountant designated by the Agent or in the name of the Agent's designee, information concerning the amounts owing on the Accounts.

      9.2. Notwithstanding anything in this Section 9 contained to the contrary, the following powers may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Agent:

            (1) To receive, open and dispose of all mail addressed to the Companies or any one of them and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

            (2) To request from customers indebted on Accounts at any time, in the name of the Agent information concerning the amounts owing on the Accounts;

            (3) To transmit to customers indebted on Accounts notice of the Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for the Companies' account; and

            (4) To take or bring, in the name of the Agent or the Companies or any one of them, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

SECTION 10. Events of Default and Remedies

      10.1. Notwithstanding anything hereinabove to the contrary, the Agent may terminate this Financing Agreement immediately upon the occurrence of any one of the following Events of Default:

            (1) cessation of the business of any Company or the calling of a meeting of the creditors of any Company for purposes of compromising the debts and obligations of such Company;

            (2) the failure of any Company to generally meet its debts as they mature;

            (3) (1) the commencement by any Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (2) the commencement against any Company, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of such Company, which proceeding shall not have been controverted within ten (10) days or shall not have been dismissed and vacated within sixty (60) days of commencement, or any of the actions sought in any such proceeding shall occur or the Company shall take action to authorize or effect any of the actions in any such proceeding; or
(iii) the commencement (x) by Parent, any other Guarantor or any Company, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against Parent, Guarantor or any Company, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, which proceeding shall not have been controverted within ten (10) days and shall not have been dismissed or vacated within sixty (60) days of commencement, or any of the actions sought in any such proceeding shall occur or Parent, any other Guarantor or any Company, or any one of them, shall take action to authorize or effect any of the actions in any such proceeding;

            (4) breach by any Company of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph (e) and (f) below) or in any other Loan Document, provided that such Default by such Company of any of the warranties, representations or covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to the Agent's satisfaction for a period of ten
(10) days from the date of discovery of such breach by such Company or by the Agent, whichever shall first occur;

            (5) breach by any Company of any warranty, representation or covenant of Paragraphs 3.3 (other than the fourth sentence of Paragraph 3.3) and
3.4 , 3.8 of Section 3 hereof; Paragraphs 6.3, 6.4 (other than the first sentence of Paragraph 6.4) and 6.8 , 6.9 and 6.10 of Section 6 hereof; Paragraphs 7.1, 7.2, 7.5, 7.6, 7.8, 7.9, 7.11 through 7.13 and 7.16 hereof;

            (6) failure of the Companies or any one of them to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Revolving Loan Account on the due date thereof;

            (7) the Parent or the Companies or any one of them shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) fail to inform the Agent and each Lender of the occurrence of any "reportable event" as defined in ERISA, with ten
(10) days of the occurrence of such reportable event, (iv) terminate any "plan", as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect to this sub-paragraph (g) such event or condition (x) remains uncured for a period of sixty (60) days from date of occurrence and (y) could, in the reasonable opinion of the Agent, subject any of the Parent or the Companies to any tax, penalty or other liability material to the business, operations or financial condition of any such Company;

            (8) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing Indebtedness of the Companies or any one of them having a principal amount in excess of $250,000 in any one instance or in the aggregate;

            (9) or other claim in excess of $250,000 becomes a lien on any material portion of any Company's or any Guarantor's properties or assets;

            (10) A Change of Control shall occur.

      10.2. Upon the occurrence of an Event of Default, the Agent in its sole discretion may, or upon the written direction of the Required Lenders the Agent shall, provided, that as long as Fleet owns at least fifty percent (50%) of the outstanding Revolving Loans, the Agent shall, unless the Required Lenders direct that the Agent shall not, declare that: (1) all Obligations shall become immediately due and payable; (2) the Agent may charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement, provided that, with respect to this clause "(b)" the Agent has given the Companies written notice of the Event of Default, provided further however, that no notice is required if the Event of Default is the Event listed in Paragraph 10.1(c) of this Section 10; (3) the Agent may charge the Companies the Default Letter of Credit Guaranty Fee on each documentary Letter of Credit thereafter issued and on each standby Letter of Credit then outstanding or thereafter issued in lieu of the Letter of Credit Guaranty Fee provided for in Section 8 of this Financing Agreement, provided that, with respect to this clause "(c)" the Agent has given the Companies' written notice of the Event of Default, provided further, however, that no notice is required if the Event of Default is the Event listed in Paragraph 10.1(c) of this Section 10; and (4) the Agent may immediately terminate this Financing Agreement upon notice to the Companies, provided, however, that upon the occurrence of an Event of Default listed in Paragraph 10.1(c) of this Section 10, this Financing Agreement shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand by the Agent. The exercise of any option is not exclusive of any other option, which may be exercised at any time by the Agent. Notwithstanding anything to the contrary contained in this Agreement, the Agent shall at all times have the right to demand payment in full of all Obligations.

      10.3. Immediately upon the occurrence of any Event of Default, the Agent (and only the Agent) may, to the extent permitted by law: (1) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the Companies' expense, such of the Companies' personnel, supplies or space at the Companies' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (2) bring suit, in the name of the Companies or the Agent, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Companies or the

Agent; (3) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; (4) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (5) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Companies or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Agent shall deem appropriate and any such costs shall be deemed an Obligation hereunder. The Companies agree, at the request of the Agent, to assemble the Inventory and Equipment and to make it available to the Agent at premises of the Companies or elsewhere and to make available to the Agent the premises and facilities of the Companies for the purpose of the Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in such order as the Agent may elect, and the Companies shall remain liable to the Agent for any deficiencies, then, to the payment, pari passu, of Ledger Debt and Hedging Debt, and the Agent in turn agrees to remit to the Companies or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The Companies hereby indemnifies the Agent and holds the Agent harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on the Agent by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Companies, the Companies as debtor-in-possession, any secured or unsecured creditors of the Companies, any trustee or receiver in bankruptcy, or otherwise), and the Companies hereby agree to so indemnify and hold the Agent harmless, absent the Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof the Agent, may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgement. Any applicable mortgage(s), deed(s) of trust or assignment(s) issued to the Agent on the Real Estate shall govern the rights and remedies of the Agent thereto. Notwithstanding anything to the contrary contained in this Financing Agreement or in any other Loan Document, the provisions of the UCC or any other applicable law, Agent and Lenders agree that the Agent shall have the sole and exclusive right to exercise, for the benefit of Agent and for the ratable benefit of Lenders, the rights and remedies enumerated herein, in any other Loan Document and under the UCC and other applicable law.

SECTION 11. Termination

      Unless terminated as provided for in this Financing Agreement, this Financing Agreement shall have an initial term of three (3) years from the date hereof and shall be automatically extended from Anniversary Date to Anniversary Date. Except as otherwise permitted herein, the Agent may terminate this Financing Agreement only as of the initial or any subsequent Anniversary Date and then only by giving the Companies at least ninety (90) days prior written notice of termination. Notwithstanding the foregoing the Agent may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Paragraph 10.1(c) of Section 10 of this Financing Agreement, this Financing Agreement shall terminate in accordance with paragraph 10.2 of Section 10. The Companies or any one of them may terminate this Financing Agreement at any time upon ninety (90) days' prior written notice to the Agent, provided that the Companies pay to the Agent immediately on demand an Early Termination Fee. Notice of termination, as aforesaid, by any one Company shall be deemed to be notice by the Companies for purposes hereof. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, the Agent may withhold any balances in the Companies' account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations, including an amount of 110% of the face amount of any outstanding Letters of Credit with an expiry date on or after the effective date of termination of this Financing Agreement. All of the Agent's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12. Miscellaneous

      12.1. The Companies hereby waive diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

      12.2. This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Companies and the Agent; supersede any prior agreements; can be changed only by a writing signed by all the Companies and the Agent and acknowledged and consented to by all Guarantors; and shall bind and benefit the Companies and the Agent and their respective successors and assigns.

      12.3. In no event shall the Companies, upon demand by the Agent for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Agent shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Agent ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Companies. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

      12.4. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

      12.5. THE COMPANIES, THE LENDERS AND THE AGENT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH OF THE COMPANIES HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL THE AGENT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

      12.6. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from any of the Companies with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Companies for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Companies from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

            (A)   if to the Agent:

                  c/o The CIT Group/Commercial Services, Inc., as Agent 1211 Avenue of the Americas
                  New York, New York 10036
                  Attn: Steven Forleiter
                  Fax No.: 212-382-6814

            (B)   if to the Companies:
                  c/o Toymax Inc.
                  125 East Bethpage Road
                  Plainview, New York 11803
                  Attn: William A. Johnson, Jr.
                  Fax No.:516-391-9149

                  with a copy to:

                  Baer Marks & Upham
                  805 Third Avenue
                  New York, New York 10022
                  Attn: Joel Handel, Esq.
                  Fax No.: 212-702-5741

      12.7. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES OF SUCH STATE), EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

      12.8. This Agreement may be executed in any number of counterparts, and by the Agent, the Lenders and the Companies in separate counterparts, each of which shall be an original, and all of which shall together constitute one and the same agreement.

SECTION 13. Agreement Among the Lenders

      13.1. (1) The Agent, for the account of the Lenders, shall disburse all Revolving Loans and advances to the Companies and shall handle all collections of Collateral and repayment of Obligations. It is understood that for purposes of advances to the Companies and for purposes of this Section 13 the Agent is using the funds of the Agent.

            (2) Unless the Agent shall have been notified in writing by any Lender prior to any advance to the Companies that such Lender will not make the amount which would constitute its share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to the Companies a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Companies without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Agent to make available to the Companies the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its ratable portion thereof.

      13.2. On the Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their Pro Rata Share of all outstanding Obligations.

      13.3. The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Companies.

      13.4. The Agent shall, after receipt of any interest and fees earned under this Financing Agreement, promptly remit to each Lender: (1) its Pro Rata Share of all fees, provided, however, that the Lenders (other than CIT in its role as Agent) shall not share in the fees provided for in Section 8, Paragraph 8.8, and
(2) interest computed at the rate and as provided for in Section 8 of this Financing Agreement on its Pro Rata Share of the Revolving Loans which have been actually funded by such Lender.

      13.5. (1) The Companies acknowledge that the Lenders with the prior written consent of the Agent may sell participations in the Revolving Loans and extensions of credit made and to be made to the Companies hereunder provided ,however, that the Companies shall not be obligated to pay any additional fees or expenses in connection with any such participations. The Companies further acknowledge that in doing so, the Lenders may grant to such participants certain rights which would require the participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement, provided that the consent of any such participant shall not be required except for matters requiring the consent of all Lenders hereunder as set forth in Section 14, Paragraph 14.10 hereof.

            (2) The Companies authorize each Lender to disclose to any participant or purchasing lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Companies and their affiliates which has been delivered to such Lender by or on behalf of the Companies pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Companies in connection with such Lender's credit evaluation of the Companies and their affiliates prior to entering into this Agreement, provided that such Transferee agrees to hold such information in confidence in the ordinary course of its business.

      13.6. The Companies hereby agree that each Lender is solely responsible for its portion of the Revolving Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available its portion of the Revolving Line of Credit. Further, should any Lender refuse to make available its portion of the Revolving Line of Credit, then the other Lenders may, but without obligation to do so, increase, unilaterally, their respective portion of the Revolving Line of Credit in which event the Companies shall be so obligated to such other Lenders.

      13.7. In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by the Companies or any one of them, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared by the Lenders in accordance with their Pro Rata Shares. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared between and among the Lenders to the extent not reimbursed by the Companies or from the proceeds of Collateral in accordance with their Pro Rata Shares. The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims that (1) predate the date of this Financing Agreement or (2) are based on transactions, actions or omissions that predate the date of this Financing Agreement.

      13.8. Each of the Lenders agrees with each other Lender that any money or assets of the Companies held or received by such Lender, no matter how or when received, shall be applied to the reduction of the Obligations to all Lenders, in accordance with their Pro Rata Shares (to the extent permitted hereunder) after (1) the occurrence of an Event of Default and (2) the election by the Required Lenders to accelerate the Obligations. In addition, the Companies authorize, and the Lenders shall have the right, without notice, upon any amount becoming due and payable hereunder, to set-off and apply against any and all property held by, or in the possession of such Lender the Obligations due to all Lenders, in accordance with their Pro Rata Shares the Lenders.

      13.9. Each of CIT and Fleet shall have the right at any time to assign to any affiliate or one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Revolving Line of Credit, and Revolving Loans and its rights and obligations with respect to Letters of Credit). Upon execution of an Assignment and Transfer Agreement, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of CIT or Fleet, as the case may be, as assignor, hereunder and (2) CIT or Fleet, as the case may be, shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. The Companies shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest in the Revolving Loans and advances and extensions of credit hereunder without the prior written consent of the Agent, which consent shall not be unreasonably withheld provided, however, that no such consent shall be required to assignments by one affiliate of a Lender to another affiliate of such Lender. In the event that the Agent consents to any such assignment by any other Lender or in the case of an assignment to or by an affiliate of a Lender (1) the amount being assigned shall in no event be less than the lesser of (x) $5,000,000 or (y) the entire interest of such Lender hereunder, and (2) the parties to such assignment shall execute and deliver to the Agent an Assignment and Transfer Agreement, and, at the Agent's election, a processing and recording fee of $1,000 payable by the Companies to the Agent for its own account.

SECTION 14. Agency

      14.1. Each Lender hereby irrevocably designates and appoints CIT as the Agent for the Lenders under this Financing Agreement and any Loan Documents and irrevocably authorizes CIT as the Agent for such Lender, to take such action on its behalf under the provisions of this Financing Agreement and all ancillary documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement and the ancillary documents or otherwise exist against the Agent.

      14.2. The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

      14.3. Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (1) liable to any Lender for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Financing Agreement and all ancillary documents (except for its or such person's own gross negligence or willful misconduct), or (2) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Companies or any officer thereof contained in this Financing Agreement and all ancillary documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement and all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement and all ancillary documents or for any failure of the Companies to perform their obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement and all ancillary documents or to inspect the properties, books or records of the Companies.

      14.4. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Companies), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and all ancillary documents unless it shall first receive such advice or concurrence of the Lenders, or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all ancillary documents in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

      14.5. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Lender or the Companies describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall commence action with respect to such Default or Event of Default if so directed by the Required Lenders provided that unless and until the Agent shall have received such direction, the Agent may in the interim (but shall not be obligated to) commence action, or refrain from commencing such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders. In the event the Agent in its sole discretion, or at the request of the Required Lenders, continues to make Revolving Loans and advances under this Financing Agreement upon the occurrence of a Default or Event of Default, any such Revolving Loans and advances may be in such amounts (subject to Paragraph 14.10 hereof) and on such additional terms and conditions as the Agent or the Required Lenders may deem appropriate.

      14.6. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Companies shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Companies and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Companies. The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys-in-fact.

      14.7. (1) The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Companies and without limiting the obligation of the Companies to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, all Out-of-Pocket Expenses) of any kind whatsoever (including negligence on the part of the Agent) which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Financing Agreement or any other Loan Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the Obligations.

            (2) The Agent will use its reasonable business judgement in handling the collection of the Accounts, enforcement of its rights hereunder and realization upon the Collateral but shall not be liable to the Lenders for any action taken or omitted to be taken in good faith or on the written advice of counsel. The Lenders expressly release the Agent from any and all liability and responsibility (express or implied), for any loss, depreciation of or delay in collecting or failing to realize on any Collateral, the Obligations or any guaranties therefor and for any mistake, omission or error in judgment in passing upon or accepting any Collateral or in making (or in failing to make) examinations or audits or for granting indulgences or extensions to the Companies, any account debtor or any guarantor, other than resulting from the Agent's gross negligence or willful misconduct.

      14.8. The Agent may make Revolving Loans to, and generally engage in any kind of business with the Companies as though the Agent were not the Agent hereunder. With respect to its Revolving Loans made or renewed by it or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it was not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

      14.9. The Agent may resign as the Agent upon 30 days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Lenders shall appoint a successor Agent for the Lenders whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement. After any retiring Agent's resignation hereunder as the Agent the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

      14.10. Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all
Lenders: (1) amend the Financing Agreement to (1) increase the Revolving Line of Credit; (2) reduce the interest rates; (3) reduce or waive (x) any fees in which the Lenders share hereunder, or (y) the repayment of any Obligations due the Lenders; (4) extend the maturity of the Obligations; or (5) alter or amend (x) this Paragraph 14.10 or (y) the definitions of Borrowing Base, Eligible Accounts Receivable, Eligible Inventory, Inventory Loan Cap, Collateral or Required Lenders, or (6) increase the advance percentages against Eligible Accounts Receivable or Eligible Inventory or alter or amend the Agent's criteria for determining compliance with such definitions of Eligible Accounts Receivable and/or Eligible Inventory if the effect thereof is to increase Availability; (2) except as otherwise required in this Financing Agreement, release or limit any guaranty, or release any Collateral in excess of $500,000 in the aggregate during any year, (3) waive any Default or Event of Default, or (4) knowingly make any Revolving Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Company would exceed one hundred and five percent (105%) of the Availability under this Financing Agreement (the portion in excess of 100% of such Availability shall be referred to herein as the "Agent Permitted Overadvances"), provided that the Agent shall not be entitled to continue to knowingly make such Agent Permitted Overadvances for a period in excess of ninety (90) days without the Lenders' consent, and provided further that the foregoing limitations shall not prohibit or restrict advances by the Agent to preserve and protect Collateral. Subject to the provisions of Section 12, Paragraph 12.2 and the provisions of this Paragraph 14.10 of Section 14 of this Financing Agreement, in all other respects the Agent is authorized by each of the Lenders to take such actions or fail to take such actions under this Financing Agreement if the Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders. Notwithstanding any provision to the contrary contained in this Financing Agreement (including the provisions of Section 12, Paragraph 12.2 and Section 14, Paragraph 14.10 hereof) the Agent is authorized to take such actions or fail to take such actions in connection with (a) the exercise of (i) any and all rights and remedies under this Financing Agreement (including but not limited to the exercise of rights and remedies under Section 10, Paragraph 10.2 of this Financing Agreement) and (ii) its discretion in (x) determining compliance with the eligibility requirements of Eligible Accounts Receivable and/or Eligible Inventory and establishing reserves against Availability in connection therewith and/or (y) the making of Agent Permitted Overadvances, and/or (b) the release of Collateral not to exceed $250,000 in the aggregate during any Fiscal Year, and/or (c) amend any provision of the Financing Agreement or any other Loan Document not expressly requiring the consent of the Required Lenders and/or (d) curing any ambiguity, defect or inconsistency in the terms of this Financing Agreement; provided that the Agent, in its reasonable discretion, deems such to be advisable and in the best interests of the Lenders. In the event the Agent terminates this Financing Agreement pursuant to the written instructions of the Required Lenders, the Agent will cease making any Revolving Loans or advances upon the effective date of termination except for any Revolving Loans or advances which the Agent deems, in its sole discretion, to be reasonably required to maintain, protect or realize upon the Collateral.

      14.11. In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any written request by the Agent for such consent within 10 Business Days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, it is hereby mutually agreed that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's share of the Revolving Loans for the full amount thereof together with accrued interest thereon to the date of such purchase.

      14.12. Each Lender agrees that notwithstanding the provisions of Section 11 of this Financing Agreement any Lender may terminate this Financing Agreement and its Commitment only as of the initial or any subsequent Anniversary Date and then only by giving the Agent at least 120 days prior written notice thereof. Within 30 days after receipt of any such termination notice, the Agent shall, at its option, either (1) give notice of termination to the Company hereunder or
(2) purchase, or arrange for the purchase of, the Lender's share of the Obligations hereunder for the full amount thereof plus accrued interest thereon. Unless so terminated this Financing Agreement and the Revolving Line of Credit shall be automatically extended from Anniversary Date to Anniversary Date. Termination of its Commitment by any of the Lenders or termination of this Financing Agreement as herein provided shall not affect the Lenders' respective rights and obligations under this Financing Agreement incurred prior to the effective date of termination as set forth in the preceding sentence.

      14.13. If the Agent is required at any time to return to the Companies or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the Companies to the Agent as result of a bankruptcy or similar proceeding with respect to the Companies or any of them, any guarantor or any other person or entity or otherwise, then each Lender shall, on demand of the Agent, forthwith return to the Agent its ratable share of any such payments made to such Lender by the Agent, together with its ratable share of interest and/or penalties, if any, payable by the Lenders; this provision shall survive the termination of this Financing Agreement.

      14.14. The Lenders agree to maintain the confidentiality of any non-public information provided by the Companies to them, in the ordinary course of their business, provided that the foregoing confidentiality provision shall terminate three (3) years after the termination date of this Financing Agreement, and provided further that any such Lenders may disclose such information (1) to any applicable bank regulatory and auditor personnel and (2) upon the advice of counsel.

       IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered at New York, New York by their proper and duly authorized officers as of the date set forth above.

TOYMAX INC.                                  THE CIT GROUP/
                                             COMMERCIAL SERVICES, INC.
By: ______________________________           (as Agent and Lender)
    Name:_________________________
    Title:________________________           By: ______________________________
                                                 Name:_________________________
                                                 Title:________________________
GO FLY A KITE, INC.

By: ______________________________           FLEET CAPITAL CORPORATION
    Name:_________________________
    Title:________________________           By: ______________________________
                                                 Name:_________________________
                                                 Title:________________________
MONOGRAM INTERNATIONAL, INC.

By: ______________________________
    Name:_________________________
    Title:________________________


FUNNOODLE, INC.

By: ______________________________
    Name:_________________________
    Title:________________________

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

                                                   Dated as of  _________, 200__

$__________________

FOR VALUE RECEIVED, the undersigned, TOYMAX INC., a New York corporation with a principal place of business at 125 East Bethpage Rd., Plainview, New York 11803, MONOGRAM INTERNATIONAL, INC., a Delaware corporation with a principal place of business at 12395 75 75th Street North, Largo, Florida 33773 and GO FLY A KITE, INC., a Delaware corporation with a principal place of business at 385 Town Street, Haddam, Connecticut 06423 and FUNNOODLE, INC., a Delaware corporation, with a principal place of business at 125 East Bethpage Rd., Plainview, New York 11803 (herein individually a "Company" and collectively the "Companies"), hereby, jointly and severally, absolutely and unconditionally promise to pay to the order of _____________________________ ("Holder") at the office of THE CIT GROUP/COMMERCIAL SERVICES, INC., in its capacity as Agent for the Holder, at 1211 Avenue of the Americas, New York, New York 10036, in lawful money of the United States of America and in immediately available funds, the principal amount of ___________________ ($___________), or such other principal amount advanced pursuant to Section 3, paragraph 3.1 and Section 5, paragraph 5.1 of the Financing Agreement (as herein defined). Such Revolving Loan advances shall be repaid on a daily basis as a result of the application of the proceeds of collections of the Accounts and the making of additional Revolving Loans as described in Section 3. Subject to the terms of the Financing Agreement, the Revolving Loans may be borrowed, repaid and reborrowed by the Companies. A final balloon payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Note as shown on the books and records of the Agent shall be due and payable on the termination of the Financing Agreement, as set forth in Section 11 thereof.

The Companies, jointly and severally, further absolutely and unconditionally promise to pay to the order of the Holder at said office of Agent , interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 8 of the Financing Agreement.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is one of the Revolving Credit Notes referred to in the Financing Agreement, dated as of the date hereof, as the same may be amended and restated and in effect from time to time, among the Companies, the Agent, and the Lenders thereto from time to time (the "Financing Agreement"), and is subject to, and entitled to, all of the terms, provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

All capitalized terms used herein shall have the meaning provided therefor in the Financing Agreement, unless otherwise defined herein.

The date and amount of the Revolving Loans made hereunder may be recorded on the grid page or pages which are attached hereto and hereby made part of this Note or the separate ledgers maintained by the Agent. The aggregate unpaid principal amount of all Revolving Loans made pursuant hereto may be set forth in the balance column on said grid page or such ledgers maintained by the Agent. All such Revolving Loans, whether or not so recorded, shall be due as part of this Note.

The Companies confirm that any amount received by or paid to the Agent in connection with the Financing Agreement and/or any balances standing to its credit on any of its or their accounts on the Agent's books under the Financing Agreement may in accordance with the terms of the Financing Agreement be applied in reduction of this Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Note unless the Agent shall have actually charged such account or accounts for the purposes of such reduction or payment of this Note.

Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note shall become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

Attest:                                   TOYMAX INC.

_______________________________           By:______________________________
Secretary                                    Name: ________________________
                                             Title :_______________________


Attest:                                   MONOGRAM INTERNATIONAL, INC.

_______________________________           By:______________________________
Secretary                                    Name: ________________________
                                             Title :_______________________


Attest:                                   GO FLY A KITE, INC.

_______________________________           By:______________________________
Secretary                                    Name: ________________________
                                             Title :_______________________


Attest:                                   FUNNOODLE, INC.

_______________________________           By:______________________________
Secretary                                    Name: ________________________
                                             Title :_______________________

                                SCHEDULE TO GRID

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

                                    EXHIBIT B

                        ASSIGNMENT AND TRANSFER AGREEMENT

                                                        Dated: __________ , 20__

      Reference is made to the Financing Agreement dated as of ___________, 20__ (as amended, modified, supplemented and in effect from time to time, the "Financing Agreement"), among Toymax Inc., a New York corporation, Monogram International, Inc., a Delaware corporation, Go Fly a Kite, Inc., a Delaware corporation, and Funnoodle, Inc., a Delaware corporation (individually, a "Company" and collectively, the "Companies"), the Lenders named therein, and The CIT Group/Commercial Services, Inc., as Agent (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Financing Agreement. This Assignment and Transfer Agreement, between the Assignor (as defined and set forth on Schedule 1 hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule 1 hereto and made a part hereof) is dated as of Effective Date (as set forth on Schedule 1 hereto and made a part hereof).

      1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Financing Agreement respecting those, and only those, financing facilities contained in the Financing Agreement as are set forth on Schedule 1 (collectively, the "Assigned Facilities" and individually, an "Assigned Facility"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

      2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Financing Agreement or any other instrument, document or agreement executed in conjunction therewith (collectively the "Ancillary Documents") or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Agreement, any Collateral thereunder or any of the Ancillary Documents furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Company or any guarantor or the performance or observance by any Company or any guarantor of any of its respective obligations under the Financing Agreement or any of the Ancillary Documents furnished pursuant thereto, and (iii) attaches its Revolving Credit Note and requests that the Agent exchange such Revolving Credit Note for a new Revolving Credit Note payable to Assignee in the principal amount of $____________ [and to Assignor in the principal amount of $___________, respectively].

      3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Transfer Agreement; (ii) confirms that it has received a copy of the Financing Agreement, together with the copies of the most recent financial statements of the Companies, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will be bound by the provisions of the Financing Agreement and will perform in accordance with its terms all the obligations which by the terms of the Financing Agreement are required to be performed by it as Lender; and (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Financing Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

      4. Following the execution of this Assignment and Transfer Agreement, such agreement will be delivered to the Agent for acceptance by it and the Companies, effective as of the Effective Date.

      5. Upon such acceptance, from and after the Effective Date, the Agent shall make all payments in respect of the assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date made by the Agent or with respect to the making of this assignment directly between themselves.

      6. From and after the Effective Date, (i) the Assignee shall be a party to the Financing Agreement and, to the extent provided in this Assignment and Transfer Agreement, have the rights and obligations of a Lender thereunder, and
(ii) the Assignor shall, to the extent provided in this Assignment and Transfer Agreement, relinquish its rights and be released from its obligations under the Financing Agreement.

      7. THIS ASSIGNMENT AND TRANSFER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule 1 hereto.

                 Schedule 1 to Assignment and Transfer Agreement

Name of Assignor:
                   -----------------------------

Name of Assignee:
                   -----------------------------

Effective Date of Assignment:
                               -----------------

                                                      Percentage Assigned of
                                                    Each Facility (Shown as a
                              Principal Amount       percentage of aggregate
                            (or, with respect to    original principal amount
                              Letters of Credit        [or, with respect to
                                face amount)         Letters of Credit, face
Assigned Facilities               Assigned            amount] of all Lenders)
-------------------               --------            -----------------------

Revolving Loans                 $____________               ________%

Letter of Credit
participation interest
(within the Revolving
Line of Credit)                 $____________               ________%

Term Loans:                     $____________               ________%

                 Total:         $____________

The aggregate outstanding amount of Obligations as of the date hereof is $___________. Assignee's aggregate share thereof (based on the foregoing percentages) is $____________.

Accepted:

THE CIT GROUP/COMMERCIAL
SERVICES, INC., as Agent                     _________________________________
                                             as Assignor

By:______________________________            By:______________________________
Title :__________________________            Title :__________________________


                                             _________________________________
TOYMAX INC.                                  as Assignee
(a "Company")

By:______________________________            By:______________________________
Title :__________________________            Title :__________________________


MONOGRAM INTERNATIONAL, INC.
(a "Company")

By:______________________________
Title :__________________________


GO FLY A KITE, INC.
(a "Company")

By:______________________________
Title :__________________________


FUNNOODLE, INC.
(a "Company")

By:______________________________
Title :__________________________